UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Invesco Ltd.

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INVESCO LTD.

Two Peachtree Pointe

1555 Peachtree Street N.E.

Atlanta, Georgia 30309

April 8, 2009

Dear Fellow Shareholder,

You are cordially invited to attend the 2009 Annual General Meeting of Shareholders of Invesco Ltd., which will be held on Thursday, May 21, 2009 at 1:00 p.m., Eastern Time, in the Appalachians Room, 18th Floor, at Invesco’s Global Headquarters, located at Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual General Meeting and Proxy Statement.

We are pleased to once again this year furnish proxy materials to our shareholders over the Internet. We believe that this e-proxy process will expedite shareholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our Annual General Meeting. On April 8, 2009, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”). The Notice contained instructions on how to access our 2009 Proxy Statement, Annual Report on Form 10-K and other soliciting materials and how to vote. The Notice also contains instructions on how you can request a paper copy of the Proxy Statement and Annual Report if you so desire.

We hope you are planning to attend the meeting. Your vote is important and we encourage you to vote promptly. Whether or not you are able to attend the meeting in person, please follow the instructions contained in the Notice on how to vote via the Internet or via the toll-free telephone number, or request a paper proxy card to complete, sign and return by mail so that your shares may be voted.

On behalf of the Board of Directors and the management of Invesco, I extend our appreciation for your continued support.

Yours sincerely,
Rex D. Adams Chairman

NOTICE OF 2009 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held May 21, 2009

NOTICE IS HEREBY GIVEN that the 2009 Annual General Meeting of Shareholders of Invesco Ltd. will be held on Thursday, May 21, 2009 at 1:00 p.m., Eastern Time, in the Appalachians Room, 18th Floor, at Invesco’s Global Headquarters, located at Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309, for the following purposes:

1. To elect three (3) directors to the Board of Directors to hold office until the annual general meeting of shareholders in 2012;

2. To appoint Ernst & Young LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

During the Annual General Meeting, management also will present Invesco’s audited consolidated financial statements for the fiscal year ended December 31, 2008.

Only holders of record of Invesco common shares on March 23, 2009 are entitled to notice of and to attend and vote at the Annual General Meeting and any adjournment or postponement thereof. Whether or not you are able to attend in person, please vote via the Internet or the toll-free telephone number, or request a paper proxy card to complete, sign and return by mail so that your shares may be voted. Invesco shareholders of record who attend the meeting may vote their common shares in person, even though they have sent in proxies.

By Order of the Board of Directors,

Kevin M. Carome, Company Secretary

April 8, 2009

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ADMISSION TO THE 2009 ANNUAL GENERAL MEETING

An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual General Meeting. Only shareholders who own Invesco common shares as of the close of business on March 23, 2009, will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership.

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If your Invesco shares are registered in your name and you received or accessed your proxy materials electronically over the Internet, click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted and an admission ticket will be held for you at the check-in area at the Annual General Meeting.

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If your Invesco shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual General Meeting if you bring a recent bank or brokerage statement showing that you owned Invesco common shares on March 23, 2009.

No cameras, recording devices or large packages will be permitted in the meeting room.

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PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Invesco Ltd. (“Board” or “Board of Directors”) for the Annual General Meeting to be held on Thursday, May 21, 2009, at 1:00 p.m. Eastern Time. In this Proxy Statement, we may refer to Invesco Ltd. as the “company,” “Invesco,” “we,” “us” or “our.”

Questions and Answers About Voting Your Common Shares

Why did I receive this Proxy Statement?

You have received these proxy materials because Invesco’s Board of Directors is soliciting your proxy to vote your shares at the Annual General Meeting on May 21, 2009. This proxy statement includes information that is designed to assist you in voting your shares and information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”).

Why did I not receive my proxy materials in the mail?

As permitted by rules of the SEC, Invesco is making this Proxy Statement and its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (“Annual Report”) available to its shareholders electronically via the Internet. We believe that this “e-proxy” process will expedite shareholders’ receipt of proxy materials and lower the costs and reduce the environmental impact of our Annual General Meeting.

On April 8, 2009, we mailed to shareholders of record as of the close of business on March 23, 2009 a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement, our Annual Report and other soliciting materials online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice for requesting such materials.

Invesco has requested banks, brokerage firms and other nominees who hold Invesco common shares on behalf of the owners of the common shares (such owners are often referred to as “beneficial shareholders” or “street name holders”) as of the close of business on March 23, 2009 to forward the Notice to those beneficial shareholders. Invesco has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

If you are delivering proxy materials via the Internet, why did I receive my proxy materials in the mail?

Certain regulations that apply to the Invesco 401(k) Plan, the Invesco Money Purchase Plan, as well as the Invesco ESOP require us to send copies of the proxy materials to persons who have interests in Invesco common shares through participation in those plans. These individuals are not eligible to vote directly at the Annual General Meeting. They may, however, instruct the trustees or plan administrators of these plans how to vote the common shares represented by their interests.

Who is entitled to vote?

Each holder of record of Invesco common shares on March 23, 2009, the record date for the Annual General Meeting, is entitled to attend and vote at the Annual General Meeting. A poll will be taken on each proposal voted upon at the Annual General Meeting.

How many votes do I have?

Every holder of a common share on the record date will be entitled to one vote per share for each Director to be elected at the Annual General Meeting and to one vote per share on each other matter presented at the Annual General Meeting. On March 23, 2009, the record date for the Annual General Meeting, there were 407,660,319 common shares outstanding and entitled to vote at the Annual General Meeting.

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What proposals are being presented at the Annual General Meeting?	Invesco intends to present proposals numbered one and two for shareholder consideration and voting at the Annual General Meeting. These proposals are for:
1. Election of three members of the Board of Directors; and

2. Appointment of Ernst & Young LLP as the company’s independent registered public accounting firm.

Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual General Meeting, Invesco does not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on such matter in their discretion.

How do I attend the Annual General Meeting?

All shareholders are invited to attend the Annual General Meeting. An admission ticket (or other proof of share ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual General Meeting. Only shareholders who own Invesco common shares as of the close of business on March 23, 2009 will be entitled to attend the meeting. An admission ticket will serve as verification of your ownership. Registration will begin at 12:00 p.m. Eastern Time and the Annual General Meeting will begin at 1:00 p.m. Eastern Time.

•    If your Invesco shares are registered in your name and you received or accessed your proxy materials electronically over the Internet, click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted and an admission ticket will be held for you at the check-in area at the Annual General Meeting.

•    If you received your proxy materials by mail and voted by completing your proxy card and checked the box indicating that you plan to attend the meeting, an admission ticket will be held for you at the check-in area at the Annual General Meeting.

•    If your Invesco shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual General Meeting if you bring a recent bank or brokerage statement showing that you owned Invesco common shares on March 23, 2009. You should report to the check-in area for admission to the Annual General Meeting.

What is a proxy?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. The Board of Directors is asking you to allow any of the following persons to vote your shares at the Annual General Meeting: Rex D. Adams, Chairman of the Board of Directors; Martin L. Flanagan, President and Chief Executive Officer; Loren M. Starr, Senior Managing Director and Chief Financial Officer; Colin D. Meadows, Senior Managing Director and Chief Administrative Officer and Kevin M. Carome, Senior Managing Director and General Counsel.

How do I vote?	You may vote your shares in person at the Annual General Meeting or by proxy. There are three ways to vote by proxy:

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•    Via the Internet: You can submit a proxy via the Internet until 11:59 p.m. Eastern Time on May 20, 2009, by accessing the web site at http://www.proxyvoting.com/ivz and following the instructions you will find on the Web site. Internet proxy submission is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been properly recorded.

• By Telephone: You can submit a proxy by telephone until 11:59 p.m. Eastern Time on May 20, 2009, by calling toll-free 1-866-540-5760 (from the U.S. and Canada) and following the instructions.

•    By Mail: If you have received your proxy materials by mail, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in an account with a bank or broker (i.e. in “street name”), you can vote by following the instructions on the voting instruction card provided to you by your bank or broker.

Even if you plan to be present at the Annual General Meeting, we encourage you to vote your common shares by proxy using one of the methods described above. Invesco shareholders of record who attend the meeting may vote their common shares in person, even though they have sent in proxies.

What if my common shares are held in an Invesco retirement plan?

For participants in the Invesco 401(k) Plan, the Invesco Money Purchase Plan and the Invesco ESOP (collectively, the “Retirement Plans”), your shares will be voted as you instruct the trustees or plan administrators of the Retirement Plans. There are three ways to vote: via the Internet, by telephone or by returning your voting instruction card. Please follow the instructions included on your voting instruction card on how to vote using one of the three methods. Your vote will serve as voting instructions to the trustees or plan administrators of the Retirement Plans for shares allocated to your account, as well as a proportionate share of any unallocated shares and unvoted shares. If you do not vote shares allocated to your account held in the Retirement Plans, the trustee or plan administrator will vote your shares in the same proportion as the shares for which instructions were received from all other holders of common shares in the Retirement Plan. You cannot vote your Retirement Plans shares in person at the meeting. To allow sufficient time for voting by the trustees and plan administrators of the Retirement Plans, the trustees and plan administrators must receive your vote by no later than 5:00 p.m. Eastern Time on May 14, 2009.

What if I hold restricted shares through Fidelity?

For participants in the Invesco Global Stock Plan and Global Equity Incentive Plan who hold Restricted Share Awards through Fidelity, the company’s stock plan administrator, your restricted shares will be voted as you instruct the custodian for such shares, Invesco Ltd. (the “Custodian”). There are three ways to vote: via the Internet, by telephone or by returning your voting instruction card. Please follow the instructions included on your voting instruction card on how to vote using one of the three methods. Your vote will serve as voting instructions to the Custodian for your restricted shares. If you do not provide instructions regarding your restricted shares, the Custodian will not vote them. You cannot vote your restricted shares in person at the meeting. To allow sufficient time for voting by the Custodian, the Custodian must receive your vote by no later than 11:59 p.m. Eastern Time on May 18, 2009.

May I change or revoke my vote?	Yes. You may change your vote in one of several ways at any time before it is exercised:

• Grant a subsequent proxy through the Internet or telephone;

• Submit another proxy card (or voting instruction card) with a date later than your previously delivered proxy;

•    Notify our Secretary in writing before the Annual General Meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow  the instructions on the voting instruction card; or

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• If you are a holder of record, or a beneficial owner with a proxy from the holder of record, vote in person at the Annual General Meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

It means you own Invesco common shares in more than one account, such as individually and also jointly with your spouse. Please vote all of your common shares. Beneficial shareholders sharing an address who are receiving multiple copies of the Notice or the proxy materials may contact their broker, bank or other nominee to request that only a single copy of such document(s) be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, your broker, bank or other nominee may deliver only one copy of the Notice or the proxy materials to multiple shareholders who share an address unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. Invesco will deliver promptly, upon request, a separate copy of the Notice or other proxy materials to a shareholder at a shared address to which a single copy of such document(s) was delivered. Shareholders who wish to receive a separate written copy of such documents, now or in the future, should submit their request to our Secretary at: company.secretary@invesco.com or by writing Invesco Ltd., Attn: Office of the Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309.

What is a quorum?

A quorum is necessary to hold a valid meeting. The presence, in person, of two or more persons representing, in person or by proxy, more than fifty percent (50%) of the issued and outstanding common shares entitled to vote at the meeting as of the record date constitutes a quorum for the conduct of business.

What vote is required in order to approve each proposal?

For each proposal, the affirmative vote of the holders of common shares having a majority of the votes cast on such proposal at the Annual General Meeting is required. Under our Bye-Laws, a majority of the votes cast means the number of shares voted “for” a proposal must exceed 50% of the votes cast with respect to such proposal. Votes “cast” include only votes cast with respect to shares present in person or represented by proxy and excludes abstentions.

Under current New York Stock Exchange (“NYSE”) rules, the proposals to elect directors and to appoint the independent auditors are considered routine items. This means that brokers may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions.

Pursuant to Bermuda law, (i) common shares which are represented by “broker non-votes” (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares which abstain from voting on any matter, are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.

How will voting on any other business be conducted?

Other than the matters set forth in this Proxy Statement and matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter in their discretion.

Who will count the votes?

A representative of our transfer agent will act as the inspector of election and will tabulate the votes. The final voting results will be published in our quarterly report on Form 10-Q for the quarter ending June 30, 2009.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

Our Board of Directors currently has nine directors. The Board of Directors is divided into three classes. The Class I directors are serving a term of office expiring at the annual general meeting of shareholders in 2011, the Class II directors are serving a term of office expiring at the annual general meeting of shareholders in 2009, and the Class III directors are serving a term of office expiring at the annual general meeting of shareholders in 2010. At each annual general meeting of shareholders, successors to the class of directors whose term expires at such annual general meeting will be elected for a three-year term. A director holds office until the annual general meeting of shareholders for the year in which his or her term expires, and until such director’s successor has been duly elected and qualified or until such director is removed from office under our Bye-Laws or such director’s office is otherwise earlier vacated.

The Board has nominated Messrs. Martin L. Flanagan, Ben F. Johnson, III and J. Thomas Presby for election as directors of the company for a term ending at the 2012 annual general meeting. Messrs. Flanagan, Johnson and Presby are current directors of the company. Each nominee has indicated to the company that he would serve if elected. We do not anticipate that Messrs. Flanagan, Johnson or Presby would be unable to stand for election, but if that were to happen, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.

Under our Bye-Laws, at any general meeting held for the purpose of electing directors at which a quorum is present, each director nominee receiving a majority of the votes cast at the meeting will be elected as a director. If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, the director is required under our Bye-Laws to submit his or her resignation as a director. Our Nomination and Corporate Governance Committee would then recommend to the full Board whether to accept or reject the resignation. If the resignation is not accepted by the Board, the director will continue to serve until the next annual general meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If the director’s resignation is accepted by the Board, then the Board may fill the vacancy. However, if the number of nominees exceeds the number of positions available for the election of directors, the directors so elected shall be those nominees who have received the greatest number of votes and at least a majority of the votes cast in person or by proxy.

For a director to be considered independent, the Board must affirmatively determine that the director does not have any material relationship with the company either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. Such determinations are made and disclosed pursuant to applicable NYSE or other rules. A material relationship can include, but is not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships. In accordance with the rules of the NYSE, the Board has affirmatively determined that it is currently composed of a majority of independent directors, and that the following directors are independent and do not have a material relationship with the company: Rex D. Adams, Sir John Banham, Joseph R. Canion, Ben F. Johnson, III, Denis Kessler, Edward Lawrence and J. Thomas Presby.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE DIRECTOR NOMINEES. The voting requirements for this proposal are described above and in the “Questions and Answers About Voting Your Common Shares” section.

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INFORMATION ABOUT DIRECTOR NOMINEES AND DIRECTORS CONTINUING IN OFFICE

Listed below are the names, ages as of April 8, 2009 and principal occupations for the past five years of the director nominees and directors continuing in office.

Nominees for re-election to the Board of Directors for a three year term expiring in 2012

Martin L. Flanagan, CFA, CPA (48) President and Chief Executive Officer of Invesco Ltd.

Martin L. Flanagan has been a director and president and chief executive officer of Invesco since August 2005. He is also a trustee of the AIM Family of Funds. Mr. Flanagan joined Invesco from Franklin Resources, Inc., where he was president and co-chief executive officer from January 2004 to July 2005. Previously he had been Franklin’s co-president from May 2003 to January 2004, chief operating officer and chief financial officer from November 1999 to May 2003, and senior vice president and chief financial officer from 1993 until November 1999. Mr. Flanagan served as director, executive vice president and chief operating officer of Templeton, Galbraith & Hansberger, Ltd. before its acquisition by Franklin in 1992. Before joining Templeton in 1983, he worked with Arthur Andersen & Co. Mr. Flanagan received a B.A. and BBA from Southern Methodist University (SMU). He is a CFA charter holder and a certified public accountant. He is vice chairman of the Investment Company Institute. He also serves as a member of the executive board at the SMU Cox School of Business and a member of the Board of Councilors of the Carter Center in Atlanta.

Ben F. Johnson, III (65) Non-Executive Director

Ben Johnson has served as a non-executive director of our company since January 2009. Mr. Johnson served as the managing partner at Alston & Bird LLP from 1997 – 2008. He was named a partner at Alston & Bird in 1976 having joined the firm in 1971. He received his B.A. degree from Emory University and his J.D. degree from Harvard Law School. He serves as Chair of the Board of Trustees of Emory University, Atlanta’s Woodward Academy and the Atlanta Symphony Orchestra and serves as a board member of Atlanta’s Midtown Alliance and the Metro Atlanta YMCA and as a Trustee of The Carter Center and the Charles Loridans Foundation.

J. Thomas Presby, CPA(69) Non-Executive Director

Thomas Presby has served as a non-executive director of our company since November 2005 and as chairman of the Audit Committee since April 2006. Over a period of thirty years as a partner in Deloitte, he held many positions in the United States and abroad, including Global Deputy Chairman and Chief Operating Officer. Currently he is a director of the following other public companies where he also chairs the audit committees: American Eagle Outfitters, Inc., First Solar, Inc., Tiffany & Co. and World Fuel Services Corp. He is also a board member of the New York chapter of the National Association of Corporate Directors. He previously served as a trustee of Rutgers University and as a director and chairman of the audit committee of The German Marshall Fund of the USA. He received a B.S. in electrical engineering from Rutgers University and an MBA degree from the Carnegie Mellon University Graduate School of Business. Mr. Presby is a certified public accountant in New York and Ohio and a holder of the NACD Certificate of Director Education.

Directors Continuing in Office — Terms Expiring in 2010

Joseph R. Canion (64) Non-Executive Director

Joseph Canion has served as a non-executive director of our company since 1997 and was a director of Invesco Aim from 1993 to 1997, when Invesco acquired AIM Investments, which is now a part of Invesco Aim. Mr. Canion has been a leading figure in the technology industry after co-founding Compaq Computer Corporation in 1982 and serving as its chief executive officer from 1982 to 1991. He also founded Insource Technology Group in 1992 and served as its chairman until September 2006. Mr. Canion received a B.S. and M.S. in electrical engineering from the University of Houston. He is chairman of Questia Media, Inc. and is on the board of directors of Physicians Capital Group, ChaCha Search, Inc., Auditude and the Houston Technology Center.

Edward P. Lawrence (67) Non-Executive Director

Edward Lawrence has served as a non-executive director of our company since October 2004. He was a partner of Ropes & Gray, a Boston law firm, from 1976 to December 2007. He currently is senior counsel at Ropes & Gray and a member of the investment

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committee of the firm’s trust department. Mr. Lawrence is a graduate of Harvard College and earned a J.D. from Columbia University Law School. He is a trustee (and former chairman) of the Board of the Massachusetts General Hospital and is a trustee of McLean Hospital in Belmont, Massachusetts.

James I. Robertson (51) Senior Managing Director and Head of Invesco Perpetual and Continental Europe; Director

James Robertson has served as a member of the Board of Directors of our company since April 2004. He is currently head of Invesco Perpetual with additional responsibility for Continental Europe. He was head of Operations and Technology from 2006 to September 2008. He was chief financial officer from April 2004 to October 2005. Mr. Robertson joined our company as director of finance and corporate development for Invesco's Global division in 1993 and repeated this role for the Pacific division in 1995. Mr. Robertson became managing director of global strategic planning in 1996 and served as chief executive officer of AMVESCAP Group Services, Inc. from 2001 to 2005. He holds an M.A. from Cambridge University and is a Chartered Accountant.

Directors Continuing in Office — Terms Expiring in 2011

Rex D. Adams (68) Chairman and Non-Executive Director

Rex Adams became chairman of the company on April 27, 2006. He has served as a non-executive director of our company since November 2001 and as chairman of the Nomination and Corporate Governance Committee since January 2007. Mr. Adams was dean of the Fuqua School of Business at Duke University from 1996 to 2001 following a 30-year career with Mobil Corporation. He joined Mobil International in London in 1965 and served as vice president of administration for Mobil Corporation from 1988 to 1996. Mr. Adams received a B.A. magna cum laude from Duke University. He was selected as a Rhodes Scholar in 1962 and studied at Merton College, Oxford University. Mr. Adams serves on the Board of Directors of Alleghany Corporation and formerly served as chairman of the Public Broadcasting Service (PBS) and a trustee of Duke University.

Sir John Banham (68) Non-Executive Director

Sir John Banham has served as a non-executive director of our company since 1999 and as chairman of the Compensation Committee since January 2007. Sir John was director general of the Confederation of British Industry from 1987 to 1992, a director of National Power and National Westminster Bank from 1992 to 1998, chairman of Tarmac PLC from 1994 to 2000, chairman of Kingfisher PLC from 1995 to 2001, chairman of Whitbread PLC from 2000 to 2005 and chairman of Geest plc from 2002 to 2005. He is currently the chairman of Johnson Matthey plc. Sir John is a graduate of Cambridge University and has been awarded honorary doctorates by four leading U.K. universities.

Denis Kessler (56) Non-Executive Director

Denis Kessler has served as a non-executive director of our company since March 2002. A noted economist, Mr. Kessler is chairman and chief executive officer of SCOR SE. He is chairman of the Boards of Directors of SCOR GLOBAL LIFE SE, SCOR GLOBAL P&C SE, SCOR Global Life US Re Insurance Company, SCOR HOLDING (SWITZERLAND) AG, SCOR Reinsurance Company, SCOR US Corporation and serves as a member of the Boards of Directors of Dexia SA, BNP Paribas SA, Bollore, Dassault Aviation and SCOR Canada Reinsurance Company. Mr. Kessler received a diplôme from the Paris Business School (HEC) and Doctorat d’Etat in economics from the University of Paris.

INFORMATION ABOUT THE EXECUTIVE OFFICERS OF THE COMPANY

In addition to Messrs. Flanagan and Robertson, whose information is set forth above, the following is a list of individuals serving as executive officers of the company as of the date of this Proxy Statement. All company executive officers are elected annually and serve at the discretion of the company’s Board of Directors or Chief Executive Officer.

G. Mark Armour (55) Senior Managing Director and Head of Worldwide Institutional

Mark Armour has served as senior managing director and head of Invesco’s Worldwide Institutional business since January 2007. Previously, Mr. Armour served as head of sales and service for the institutional business. He was chief executive officer of Invesco Australia from September 2002 to July 2006. Prior to joining Invesco, Mr. Armour held significant leadership roles in the funds management business in both Australia and Hong Kong. He previously served as chief investment officer for ANZ Investments and spent almost 20 years with the National Mutual/AXA Australia Group, where he was chief executive, Funds Management, from 1998 to 2000. Mr. Armour received a bachelor of economics (honors) from La Trobe University in Melbourne, Australia.

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Kevin M. Carome (52) Senior Managing Director and General Counsel

Kevin Carome has served as general counsel of our company since January 2006. Previously, he was senior vice president and general counsel of Invesco Aim from 2003 to 2005. Prior to joining Invesco, Mr. Carome worked with Liberty Financial Companies, Inc. (LFC) in Boston where he was senior vice president and general counsel from August 2000 through December 2001. He joined LFC in 1993 as associate general counsel and, from 1998 through 2000, was general counsel of certain of its investment management subsidiaries. Mr. Carome began his career as an associate at Ropes & Gray in Boston. He received a B.S. in political science and a J.D. from Boston College.

Andrew T. S. Lo (48) Senior Managing Director and Head of Invesco Asia Pacific

Andrew Lo has served as head of Invesco Asia Pacific since February 2001. He joined our company as managing director for Invesco Asia in 1994. Mr. Lo began his career as a credit analyst at Chase Manhattan Bank in 1984. He became vice president of the investment management group at Citicorp in 1988 and was managing director of Capital House Asia from 1990 to 1994. Mr. Lo was chairman of the Hong Kong Investment Funds Association from 1996 to 1997 and a member of the Council to the Stock Exchange of Hong Kong and the Advisory Committee to the Securities and Futures Commission in Hong Kong from 1997 to 2001. He received a B.S. and an MBA from Babson College in the U.S.

Colin D. Meadows (38) Senior Managing Director and Chief Administrative Officer

Colin Meadows has served as chief administrative officer of Invesco since May 2006 with responsibility for business strategy, human resources, and communications. In September 2008 he expanded his role with responsibilities for operations and technology. Mr. Meadows came to Invesco from GE Consumer Finance where he was senior vice president of business development and mergers and acquisitions. Prior to that role, he served as senior vice president of strategic planning and technology at Wells Fargo Bank. From 1996-2003, Mr. Meadows was an associate principal with McKinsey & Company, focusing on the financial services and venture capital industries, with an emphasis in the banking and asset management sectors. Mr. Meadows received a B.A. cum laude in economics and English literature from Andrews University and a J.D. from Harvard Law School.

Loren M. Starr (47) Senior Managing Director and Chief Financial Officer

Loren Starr has served as senior managing director and chief financial officer of our company since October 2005. Previously, he served from 2001 to 2005 as senior vice president and chief financial officer of Janus Capital Group Inc., after working as head of corporate finance from 1998 to 2001 at Putnam Investments. Prior to these positions, Mr. Starr held senior corporate finance roles with Lehman Brothers and Morgan Stanley & Co. He received a B.A. in chemistry and B.S. in industrial engineering, summa cum laude, from Columbia University, as well as an MBA, also from Columbia, and M.S. in operations research from Carnegie Mellon University. Mr. Starr is a certified treasury professional. He serves as director and is past chairman of the Association for Financial Professionals.

Philip A. Taylor (54) Senior Managing Director and Head of North American Retail

Philip Taylor became head of Invesco’s North American Retail business in April 2006. He had previously served as head of Invesco Trimark since January 2002. He joined Invesco Trimark in 1999 as senior vice president of operations and client services and later became executive vice president and chief operating officer. Mr. Taylor was president of Canadian retail broker Investors Group Securities from 1994 to 1997 and managing partner of Meridian Securities, an execution and clearing broker, from 1989 to 1994. He held various management positions with Royal Trust, now part of Royal Bank of Canada, from 1982 to 1989. Mr. Taylor began his career in consumer brand management in the U.S. and Canada with Richardson-Vicks, now part of Procter & Gamble. He received a Bachelor of Commerce (honors) degree from Carleton University and an MBA from the Schulich School of Business at York University. Mr. Taylor is a member of the Dean’s Advisory council of the Schulich School of Business and past chair of the Toronto Symphony Orchestra.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines.  The Board has adopted Corporate Governance Guidelines (“Guidelines”) and Terms of Reference for our chairman and chief executive officer, each of which is available in the corporate governance section of the company’s Web site at www.invesco.com (the “company’s Web site”). They are also available in print free of charge to shareholders who request a copy from our Secretary at: company.secretary@invesco.com or by writing Invesco Ltd., Attn: Office of the Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. The Corporate Governance Guidelines set forth the practices the Board follows with respect to, among other matters, the composition of the Board, director responsibilities, Board committees, director access to officers, employees and independent advisors, director compensation and performance evaluation of the Board.

Code of Conduct and Directors’ Code of Conduct.  We have adopted a code of ethics (the “Code of Conduct”) that applies to our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions, as well as to our other officers and employees. The Code of Conduct is posted on our company’s Web site and is available in print free of charge to shareholders who request a copy from our Secretary at: company.secretary@invesco.com or by writing Invesco Ltd., Attn: Office of the Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Conduct for our principal executive officer, principal financial officer and principal accounting officer by posting such information on our Web site. In addition, we have adopted a separate Directors’ Code of Conduct that applies to all members of the Board. The company also maintains a compliance reporting line, where employees can anonymously submit a complaint concerning compliance with applicable laws, rules or regulations, as well as ethical or other concerns.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

BOARD MEETINGS AND ANNUAL GENERAL MEETING OF SHAREHOLDERS

During the fiscal year ended December 31, 2008 (“fiscal year 2008”), the Board held seven meetings (not including committee meetings). For fiscal year 2008, each director other thanJerome P. Kenney and Denis Kessler attended at least seventy-five percent (75%) of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which he served. The Board does not have a formal policy regarding Board member attendance at shareholder meetings. All of our directors attended the 2008 annual general meeting. To promote open discussion among the non-executive directors (those directors who are not officers or employees of the company), the non-executive directors meet in executive session at least once per year during a regularly scheduled Board meeting without management. Rex D. Adams, a non-executive and independent director, has been appointed to preside at the executive sessions of the non-executive directors.

COMMITTEE MEMBERSHIP AND MEETINGS

The current committees of the Board are the Audit Committee, the Compensation Committee, the Nomination and Corporate Governance Committee and the Standing Committee. The table below provides current membership information.

	Audit	Compensation	Nomination & Corporate Governance	Standing Committee
Rex D. Adams	-	M	C	M
Sir John Banham	-	C	M	-
Joseph R. Canion	-	-	M	M
Martin L. Flanagan	-	-	-	M
Ben F. Johnson, III	M	M	M	M
Denis Kessler	M	M	M	M
Edward P. Lawrence	M	M	M	M
J. Thomas Presby	C	-	M	M
James I. Robertson	-	-	-	-

____________

M — Member

C — Chairman

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Below is a description of each committee of the Board. The Board has affirmatively determined that each committee (other than the Standing Committee) consists entirely of independent directors pursuant to rules established by the NYSE and rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

THE AUDIT COMMITTEE

The Audit Committee is chaired by Mr. Presby and consists additionally of Messrs. Johnson, Kessler and Lawrence. Under its charter, the committee is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules and is also “financially literate.” Committee members are appointed and removed by the Board. The committee is required to meet at least quarterly. The committee periodically meets with the head of Internal Audit and the independent auditor in separate executive sessions without members of senior management present. The committee has the authority to retain independent advisors, at the company’s expense, wherever it deems appropriate to fulfill its duties. It reports to the Board regularly and annually reviews its own performance and the terms of its charter and recommends any proposed changes to the Board. The committee met eleven times during fiscal year 2008.

The committee’s charter is available on the company’s Web site as well as in print free of charge to shareholders who request a copy from our Secretary at: company.secretary@invesco.com or by writing Invesco Ltd., Attn: Office of the Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. The charter sets forth the committee’s responsibilities, which include assisting the Board in fulfilling its responsibility to oversee the company’s financial reporting, auditing and internal control activities, including the integrity of the company’s financial statements, compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the company’s internal audit function and independent auditor. The committee is directly responsible for the appointment of the independent auditor and pre-approval of its engagement to provide any audit or permitted non-audit services under agreed policies and procedures. The committee is also responsible for establishing hiring policies for current or former employees of its independent auditor. It annually reviews the independent auditor’s report and evaluates its qualifications, performance and independence. The committee is also responsible for monitoring and reviewing the effectiveness of the company’s internal audit function. In connection with financial reporting, the committee is responsible for reviewing and discussing with management and the independent auditor (i) the company’s audited financial statements and related disclosures, (ii) its earnings press releases and periodic filings, (iii) its critical accounting policies, (iv) the quality and adequacy of its internal controls over financial reporting, disclosure controls and procedures, and accounting procedures, and (v) any audit problems or difficulties. Finally, the committee is responsible for assisting the Board in overseeing the company’s legal and regulatory compliance. The committee also prepares the report of the Audit Committee presented in the company’s annual proxy statement.

The committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent auditors. The policy is designed to ensure that the auditor’s independence is not impaired. The policy provides that, before the company engages the independent auditor to render any service, the engagement must either be specifically approved by the Audit Committee or fall into one of the defined categories that have been pre-approved. (See the section of this Proxy Statement below entitled “Pre-Approval Process and Policy.”)

The Board has determined that all committee members are financially literate under the NYSE listing standards. The Board has further determined that Mr. Presby is an “audit committee financial expert” (as defined under the SEC’s rules and regulations), that he has “accounting or related financial management expertise” and that he is “independent” of the company under SEC rules and the NYSE listing rules. The Board has determined that Mr. Presby’s service on the audit committees of more than three public companies does not impair his ability to effectively serve on the Audit Committee.

THE COMPENSATION COMMITTEE

The Compensation Committee is chaired by Sir John Banham and consists additionally of Messrs. Adams, Johnson, Kessler and Lawrence. Under its charter, the committee is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules. Committee members are appointed and removed by the Board. The committee is required to meet at least quarterly. It also has the authority to retain independent advisors, at the company’s expense, wherever it deems appropriate to fulfill its duties, including any compensation consulting firm. The committee met seven times during fiscal year 2008.

The committee’s charter is available on the company’s Web site as well as in print free of charge to shareholders who request a copy from our Secretary at: company.secretary@invesco.com or by writing Invesco Ltd., Attn: Office of the Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. The charter sets forth the committee’s responsibilities, which include annually overseeing the

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establishment of goals and objectives related to the chief executive officer’s compensation, evaluating the performance of the chief executive officer and determining the amount of his compensation. The committee also reviews and makes recommendations to the Board concerning the company’s overall compensation philosophy. It further annually approves the compensation structure for, and reviews and approves the compensation of, senior officers, and it oversees the annual process for evaluating their performance. The committee also oversees the administration of the company’s equity-based and other incentive compensation plans, assists the Board with executive succession planning, and determines the compensation, including deferred compensation arrangements, for the company’s non-executive directors.

The committee prepares the annual report on executive officer compensation for the company’s proxy statement. The committee also reviews and discusses with management proposed Compensation Discussion and Analysis disclosure and determines whether to recommend it to the Board for inclusion in the company’s proxy statement.

Each year the committee engages a third-party compensation consultant to provide an analysis of, and counsel on, the company’s executive compensation program and practices. The nature and scope of the consultant’s assignment is set by the committee. In general, the outside consultant provides an objective assessment of executive compensation including the market competitiveness of base, bonus and equity compensation. The outside consultant is asked to compare and review compensation of the company’s peer group of other publicly-traded investment management companies. The committee currently engages Johnson Associates, Inc. (“Johnson Associates”) as its third-party consultant for this review. For a more detailed discussion of the determination of executive compensation, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.

The committee meets at least annually to review and make recommendations to the Board on the compensation of the company’s directors. In reviewing and making recommendations on director compensation, the Committee considers, among other things, the following policies and principles:

•

that the compensation should fairly pay the directors for the work, time commitment and efforts required by directors of an organization of the company’s size and scope of business activities, including service on Board committees;

•	that a component of the compensation should be designed to align the directors’ interests with the long-term interests of the company’s shareholders; and

•	that directors’ independence may be compromised or impaired for Board or committee purposes if director compensation exceeds customary levels.

As a part of its review, the committee periodically engages Johnson Associates as a third-party consultant to report on comparable director compensation practices and levels. No executive officer of the company is involved in determining or recommending director compensation levels. See the section of this Proxy Statement entitled “Director Compensation” below, for a more detailed discussion of compensation paid to the company’s directors during fiscal year 2008.

THE NOMINATION AND CORPORATE GOVERNANCE COMMITTEE

The Nomination and Corporate Governance Committee is chaired by Mr. Adams and consists additionally of Messrs. Banham, Canion, Johnson, Kessler, Lawrence and Presby. Under its charter, the committee is comprised of at least three members of the Board, each of whom is “independent” of the company under the NYSE and SEC rules. Committee members are appointed and removed by the Board. The committee is required to meet at least quarterly. It also has the authority to retain independent advisors, at the company’s expense, whenever it deems appropriate to fulfill its duties. The committee met five times during fiscal year 2008.

The committee’s charter is available on the company’s Web site as well as in print free of charge to shareholders who request a copy from our Secretary at: company.secretary@invesco.com or by writing Invesco Ltd., Attn: Office of the Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. The charter sets forth the committee’s responsibilities, which include establishing a policy setting forth the specific, minimum qualifications that the committee believes must be met by a nominee recommended for a position on the Board, and describing any specific qualities or skills that the committee believes are necessary for one or more of the directors to possess. Such qualifications shall include the requirements under NYSE and SEC rules, as well as consideration of the individual skills, experience and perspectives that will help create an effective Board. The committee is responsible for establishing procedures for identifying and evaluating potential nominees for directors and for recommending to the Board potential nominees for election. Candidates for election to the Board are considered in light of their background and experience using the extensive personal knowledge of current directors or through the recommendations of various advisors to the company. The candidates proposed for

15

election in Proposal No. 1 of this Proxy Statement were unanimously recommended by the committee to the Board. The committee is also required to periodically review and reassess the adequacy of the Guidelines to determine whether any changes are appropriate and recommend any such changes to the Board for its approval.

The committee will consider candidates recommended for nomination to the Board by shareholders of the company. Shareholders may nominate candidates for election to the Board under Bermuda law and our Bye-Laws. Bermuda law provides that only Invesco shareholders holding (individually or together) at least 5% of the total voting rights or constituting 100 or more registered Invesco shareholders together may require that a proposal, including a director nomination proposal, be submitted to an annual general meeting. Under our Bye-Laws, notice of such a proposal must generally be provided to the Company Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting. In addition, our Bye-Laws contain additional requirements applicable to any shareholder nomination, including a description of the information that must be included with any such proposal. For further information regarding deadlines for shareholder proposals, please see the section of this proxy statement below entitled “Shareholder Proposals for the 2010 Annual General Meeting.” The manner in which the committee evaluates candidates recommended by shareholders is generally the same as any other candidate. However, the committee will also seek and consider information concerning any relationship between a shareholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of the shareholders. The committee will not evaluate a candidate recommended by a shareholder unless the shareholder’s proposal provides that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service as publicly disclosed by the company and to provide all of the information necessary to conduct an evaluation.

The committee believes there are certain minimum qualifications that each director nominee must satisfy in order to be suitable for a position on the Board, including:

•	a high degree of personal and professional integrity;

•	ability to exercise sound business judgment on a broad range of issues;

•	sufficient experience and professional or educational background to have an appreciation of the significant issues facing public companies that are comparable to the company;

•	willingness to devote the necessary time to Board duties, including preparing for and attending meetings of the Board and its committees; and

•	being prepared to represent the best interests of the company and its shareholders and being committed to enhancing shareholder value.

In considering candidates for director nominee, the committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution that the candidate could be expected to make to the overall functioning of the Board, giving due consideration to the Board balance of diversity of perspectives, backgrounds and experiences. With respect to current directors, the committee considers past participation in and contributions to the activities of the Board. The committee recommends director nominees to the Board based on its assessment of overall suitability to serve in accordance with the company’s policy regarding nominations and qualifications of directors.

THE STANDING COMMITTEE

In the course of our redomicile from the U.K. to Bermuda in December 2007, we were informed by U.K. tax authorities that if a member of our Board participated in a Board meeting while physically present in the U.K., applicable tax rules would cause the company to be deemed tax resident in the U.K., thereby subjecting the company to U.K. taxation for an unspecified period of time. To prevent such tax residency and uncertain tax treatment, we currently require our two U.K.-resident Board members to leave the country in order to participate in telephonic Board meetings – a process that is cumbersome and unduly burdensome for the proper operation and function of our Board. (The company does not hold in-person meetings of the Board in the U.K.) In February 2009, the Board approved the formation of a new committee (the “Standing Committee”), to consist of all directors who are resident outside the U.K. Solely with respect to actions taken at telephonic meetings of the Board (and not at any in-person meetings), the Board has delegated to the Standing Committee, as permitted under our Bye-Laws, all of its powers and authority under Bermuda law and our Bye-Laws. The full Board will continue to act at all in-person meetings. The Board intends to maintain the Standing Committee only for so long as the above-described U.K. tax risk continues.

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DIRECTOR COMPENSATION

Directors who are Invesco employees do not receive compensation for their services as directors. The Compensation Committee annually reviews the compensation paid to non-executive directors and recommends changes to Invesco’s Board of Directors as appropriate. Directors do not receive any meeting or attendance fees.

 The Compensation Committee approved the following fee arrangements for non-executive directors for 2008.

Basic Fee — Non-executive directors (other than the Chairman of the Board) receive an annual basic fee in the amount of $120,000.

Chairman Fee — In lieu of the above, the Chairman of the Board receives an annual fee of $400,000.

Audit Committee Chairman — The chairman of the Audit Committee receives an additional fee of $25,000.

Compensation and Nomination and Corporate Governance Committee Chairmen — The chairman of the Compensation Committee and the chairman of the Nomination and Corporate Governance Committee each receive an additional fee of $15,000.

Director Fees Paid in Shares — Each non-executive director also receives an award of shares in the aggregate amount of $70,000. Such shares are paid in four quarterly installments of $17,500, each of which is paid on the second business day following the public announcement of the company’s quarterly earnings results. It is the policy of the Board that such shares will not be sold or otherwise disposed of during the period of the recipient’s service on the Board.

Director Compensation Table for 2008

The following table sets forth the compensation paid to our non-executive directors for services during fiscal year 2008.

Name	Fees Earned or Paid in Cash ($)(1)	Share Awards ($)(2)	Total ($)
Rex D. Adams	415,000	52,454	467,454
Sir John Banham	135,000	52,454	187,454
Joseph R. Canion	120,000	52,454	172,454
Jerome P. Kenney(3)	120,000	52,454	172,454
Denis Kessler	120,000	52,454	172,454
Edward P. Lawrence	120,000	52,454	172,454
J. Thomas Presby	145,000	52,454	197,454

The following table presents the grant date fair value for each share award made to each non-executive director during 2008.

Name	Date of Grant 5/16/08 ($)	Date of Grant 7/25/08 ($)	Date of Grant 10/30/08 ($)	Total Grant Date Fair Value ($)
Rex D. Adams	17,479	17,487	17,488	52,454
Sir John Banham	17,479	17,487	17,488	52,454
Joseph R. Canion	17,479	17,487	17,488	52,454
Jerome P. Kenney(3)	17,479	17,487	17,488	52,454
Denis Kessler	17,479	17,487	17,488	52,454
Edward P. Lawrence	17,479	17,487	17,488	52,454
J. Thomas Presby	17,479	17,487	17,488	52,454

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The aggregate number of share awards outstanding at December 31, 2008 for each of our non-executive directors was as follows:

Name	Shares Outstanding (#)	Deferred Shares Outstanding (#)	Total Share Awards Outstanding (#)
Rex D. Adams	9,764		9,764
Sir John Banham	9,696		9,696
Joseph R. Canion	9,696	5,925	15,621
Jerome P. Kenney (3)	2,718		2,718
Denis Kessler	9,743		9,743
Edward P. Lawrence	9,696		9,696
J. Thomas Presby	6,819		6,819

_________

(1)	Includes the annual basic fee and, as applicable, Chairman of the Board fee and committee chairman fees.

(2)

Reflects the dollar amount recognized by the company for financial reporting purposes relating to share awards. Share awards are 100% vested as of the date of grant. Accordingly, the dollar values shown above equal the full value of the awards at the date of grant.

(3)	Mr. Kenney resigned from the Board effective December 10, 2008.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

The following table sets forth the common shares beneficially owned as of March 23, 2009 by each shareholder known to us to beneficially own more than five percent of the company’s outstanding common shares. The percentage of ownership indicated in the following table is based on 388,665,463 common shares outstanding as of December 31, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Wellington Management Company, LLP, 75 State Street, Boston, MA 02109	24,488,782 (2)	6.3%
Barclays Global Investors NA, 400 Howard Street, San Francisco, CA 94105	20,498,066 (3)	5.3%
Viking Global Performance LLC, 55 Railroad Avenue, Greenwich, CT 06830	19,387,500 (4)	5.0%

____________

(1)	Except as described otherwise in the footnotes to this table, each beneficial owner in the table has sole voting and investment power with regard to the shares beneficially owned by such owner.

(2)

On February 17, 2009, Wellington Management Company, LLP (“Wellington”) filed a Schedule 13G/A with the SEC in its capacity as investment adviser, indicating that it shared voting power with respect to 14,873,947 common shares, and investment power with respect to 24,463,382 common shares, of Invesco, which are held of record by clients of Wellington.

(3)

On February 5, 2009, Barclays Global Investors NA, on behalf of itself and various affiliates (collectively, “Barclays”) filed a Schedule 13G with the SEC indicating that Barclays had sole voting power with respect to 17,368,319 common shares, and sole investment power with respect to 20,498,066 common shares, of Invesco, which shares are held of record in trust accounts for the economic benefit of the beneficiaries of those accounts.

(4)

On February 2, 2009, Viking Global Performance LLC, on behalf of itself and various affiliates (collectively, “Viking”) filed a Schedule 13G/A with the SEC indicating that it shared voting power with respect to 19,387,500 common shares, and shared investment power with respect to 19,387,500 common shares, of Invesco.

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SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the common shares beneficially owned as of December 31, 2008 by (1) each director and director nominee, (2) each executive officer named in the Summary Compensation Table below and (3) all current directors, director nominees and executive officers as a group. The percentage of ownership indicated in the following table is based on 388,665,463 of the company’s common shares outstanding on December 31, 2008.

Beneficial ownership reported in the below table has been determined according to SEC regulations and includes common shares that may be acquired within 60 days after December 31, 2008, upon the exercise of outstanding share options, but excludes deferred shares which are disclosed in a separate column. See note (1) below. Unless otherwise indicated, all directors, director nominees and executive officers have sole voting and investment power with respect to the shares shown. No shares are pledged as security. As of December 31, 2008, no individual director, director nominee or named executive officer owned beneficially 1% or more of our common shares, and our directors and executive officers as a group owned approximately 1.7% of our common shares outstanding.

	Common Shares Beneficially Owned
Name	Owned Shares	Share Options	Deferred Share Awards (1)	Total
Rex D. Adams	41,957	-	-	41,957
Sir John Banham	13,446	-	-	13,446
Joseph R. Canion	10,696	-	5,925	16,621
Martin L. Flanagan (2)	3,035,333	-	-	3,035,333
Ben F. Johnson, III	-	-	-	-
Denis Kessler	10,843	-	-	10,843
Edward P. Lawrence	9,696	-	-	9,696
J. Thomas Presby (3)	6,819	-	-	6,819
James I. Robertson	606,682	250,000	-	856,682
G. Mark Armour	184,687	45,980	3,232	233,899
Andrew T.S. Lo	183,568	158,750	271,414	613,732
Loren M. Starr	304,955	-	-	304,955
Philip A. Taylor	28,607	89,412	176,905	294,924
Robert J. Yerbury (4)	649,116	71,279	166,666	887,061
All Directors and Executive Officers as a Group (16 persons)	5,428,328	728,196	624,142	6,777,948

(1)

For Mr. Canion, represents deferred shares awarded under the Deferred Fees Share Plan. For the named executive officers, represents deferred shares awarded under the Global Stock Plan. The deferred shares may not be voted or transferred by the participant.

(2)	For Mr. Flanagan, excludes 190 shares held by Mr. Flanagan’s spouse. Mr. Flanagan disclaims beneficial ownership of the shares held by his spouse.
(3)	For Mr. Presby, includes 5, 226 shares held in trust via a defined benefit account. Mr. Presby has sole voting and investment power with respect to these shares.
(4)	For Mr. Yerbury, includes 52,625 shares held by his spouse for which he is deemed to be the beneficial owner.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction to our Executive Compensation Program

This Compensation Discussion and Analysis provides an overview and analysis of our philosophy and objectives in designing and implementing compensation programs for our executive officers. Below, under the heading “Compensation Paid to Named Executive Officers,” are tables that contain specific information about compensation paid or earned in 2008 to the following individuals, whom we refer to collectively as our “named executive officers”:

•	Martin L. Flanagan, president and chief executive officer,
•	Loren M. Starr, senior managing director and chief financial officer,
•	G. Mark Armour, senior managing director and head of Worldwide Institutional,
•	Andrew T.S. Lo, senior managing director and head of Asia Pacific,
•	Philip A. Taylor, senior managing director and head of North American Retail, and
•	Robert J. Yerbury, senior managing director and chief investment officer of Invesco Perpetual.

This discussion should be read together with the compensation tables and related narrative for the named executive officers that can be found below.

Our Compensation Philosophy

Our compensation programs are designed to attract, motivate and retain highly qualified executives, senior investment management professionals, sales and marketing professionals and other key employees. We seek to align the design, structure and implementation of our compensation programs with the long-term strategic priorities that we believe are key to our success. These priorities include:

•	Achieving strong, long-term investment performance by fostering a culture of investment excellence that creates enduring investment solutions for our clients;

•	Delivering our investment capabilities anywhere in the world to meet client needs;

•	Unlocking the power of our global operating platform to obtain the benefits and efficiencies of scale; and

•

Building a high-performance organization that functions as a true meritocracy and drives greater transparency, accountability and execution at all levels. A core element in this priority is the alignment of pay with performance so that rewards are differentiated based on results.

Our Compensation Program Objectives

To support our long-term strategic priorities, our compensation programs are structured to achieve the following objectives:

•	Linking rewards to economic results at every level (company-wide, business area or function and individual) in a manner that aligns the interests of employees with those of clients and shareholders;

•	Reinforcing a culture of meritocracy by rewarding high performers;

•	Retaining top talent by ensuring a meaningful mix of cash and deferred compensation components;

•	Promoting long-term wealth creation for key employees and aligning the interest of those employees with shareholders by ensuring that key employees have sufficient equity in the company; and

•	Reinforcing a “one-firm” vision by ensuring that compensation programs are built and operate on a consistent philosophy across the company.

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The Compensation Committee of our board of directors, which we refer to in this section as the “committee,” oversees our executive compensation program. Information about the committee and its composition, responsibilities and operations can be found elsewhere in this proxy statement under the caption “Information About the Board and its Committees.” The committee’s administration of executive officer compensation is consistent with the above objectives and can be summarized as follows:

•	The dominant portion of an executive officer’s compensation is variable and based on the following factors:

•

A general assessment of the company’s performance, reflecting the significant impact that executive officers have on results. In assessing the company’s performance, the committee evaluates progress made in achieving the company’s long-term strategic priorities described above and reviews annual performance using key financial measures that are embodied in the annual operating plans developed by our executive management and approved by our board of directors. While financial measures are expressly considered by the committee in making its compensation decisions, the committee does not attempt to rank or assign relative weight to any particular factor, but rather applies a qualitative assessment in considering them in their entirety.

•

For executive officers other than the chief executive officer, compensation decisions also reflect the overall performance of the business or function that the officer leads based on a subjective, qualitative assessment of the achievement of business unit objectives.

•	In addition, an executive officer’s compensation reflects performance against individual objectives utilizing a qualitative assessment.

•

The compensation of executive officers is evaluated against the scope of their roles and responsibilities and available market data for comparable positions in our industry (see “Review of Market Compensation” below).

•	Our executive officer compensation programs include elements designed to reward both annual and longer-term performance.

•	Executive officers should have a meaningful ownership position in our company, thereby increasing the alignment of interests between management and our shareholders.

The committee’s decisions regarding compensation of our executive officers are not dictated by a specific formula. The achievement of any particular goal or objective, financial or individual, does not automatically result in any particular level of compensation. The committee believes that an approach which takes into account qualitative judgments tied to the company’s long-term strategy are more effective than purely formulaic criteria in aligning management and shareholder interests. The committee believes it does not grant compensation to our executive officers in excess of what is appropriate given the marketplace for executive talent and relevant company performance factors. This belief is supported by input from a third-party compensation consultant.

Components of Executive Compensation and Their Purpose

Our compensation program for executive officers, including our named executive officers, consists of the following integrated components, which make up an executive’s total direct compensation in a given year: base salary and variable annual compensation (including long-term compensation opportunities). Our program also contains compensation elements related to retirement, severance and other benefits. The following provides a brief description of each of these elements and their respective purposes.

Compensation Component	Purpose
Base salary

Fixed component of annual compensation, intended to compensate the individual appropriately for his or her level of responsibility in our company. Base salary is determined by internal and external market factors.

Annual rewards – cash bonus	Variable component of annual compensation, intended to motivate and reward the individual for his or her contribution to the annual results of the company.
Annual rewards – share awards (equity)

Variable component of annual compensation, intended to motivate and reward the individual for his or her contribution to the annual results of the company and to recognize the individual’s long-term potential for future contributions to achieving the company’s long-term objectives, that aligns pay with the interests of our shareholders.

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Retirement and other benefits	Medical, life and disability insurance benefits, and retirement savings benefits, intended to protect against catastrophic expenses and provide opportunity to save for retirement.
Perquisites	Provided to assist executive officers in fulfilling their responsibilities in the conduct of company business.
Post-termination compensation	A contingent component of compensation, intended to provide temporary income and benefits in the event of an executive’s involuntary termination.

Base Salary.  The committee believes that an executive officer’s base salary should be limited to reasonable compensation for the day-to-day performance of the executive’s job responsibilities. Base salary is designed to provide competitive levels of fixed compensation based on the individual’s experience, duties and scope of responsibility. The committee reviews market data on base salaries of comparable positions at competitor firms. While base salaries are evaluated annually for all executive officers, in general they remain static unless the person is promoted or the committee determines that an adjustment is necessary due to compensation trends in the industry.

Variable Compensation.  The committee believes that the dominant portion of an executive officer’s compensation should be variable, reflecting the company’s results from period to period. The committee also believes that executive officers should have a significant ownership position in the company because share ownership provides a clear link between management interests, operational performance and shareholder value. As a consequence, the committee has emphasized ownership by executive officers in the form of share awards. Variable compensation elements generally consist of a combination of an annual cash bonus and share awards. The committee believes that as an individual’s compensation increases, the percentage of that compensation received in the form of equity should increase. Variable compensation awards to our executive officers are funded from a company-wide annual compensation pool. See “Determination of the 2008 Annual Award Pool” below.

Benefits.  All executive officers receive medical, life and disability insurance coverage and other corporate benefits available to most employees of the company. In addition, U.S.-based executive officers also participate in the Invesco 401(k) Plan and the Invesco Money Purchase Plan. Executive officers residing outside the U.S. may also participate in retirement plans available to all regular employees in their respective countries.

Perquisites.  The company provides certain perquisites to executive officers that assist them in the execution of company business. In the aggregate, perquisites and other benefits represent a nominal component of the company’s overall compensation package.

Review of Market Compensation

The committee and the company have each retained Johnson Associates, a compensation consulting firm, to provide certain information and advice regarding various compensation decisions, including decisions regarding compensation of our executive officers. Johnson Associates provides the committee with certain market data and benchmark analysis created by Johnson Associates that compares compensation of our executive officers to the compensation of executive officers in similar roles at investment management companies considered generally comparable to our company and representative of companies with which we compete for talent. The committee reviews this information for comparison purposes, but it is not a determining factor in pay decisions. The market data is used as reference material to gain a general awareness of industry compensation arrangements. Although the committee seeks to pay our executive officers at a competitive level, the committee does not target a particular percentile of the peer group. Market data and reports serve only as a reference point and are among the many factors that the committee considers in setting compensation.

Process for Establishing Annual Award Pool

As part of the committee’s oversight of compensation within the company, it approves each year a company-wide annual award pool. The committee’s general practice is to make award decisions based on the most recently completed fiscal year. This time frame allows the committee to review a full year of the executive officer’s performance as well as a full year of the company’s performance. The award pool includes components for funding cash bonuses and share awards for all employees, including our executive officers. The committee determines the size of the annual award pool as a percentage of the company’s overall operating income, exclusive of extraordinary, unusual and restructuring charges and before the accrual of cash bonuses (referred to as pre-cash bonus operating income, or “PCBOI”).

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Determination of the 2008 Annual Award Pool

In March 2008, the committee approved a target range for cash bonuses for 2008 of between 24% and 29% of PCBOI and for share awards of between 8% and 13% of PCBOI. These ranges were generally consistent with the historical median for companies that participated in the McLagan Study (described below) in prior years.

Commencing in October 2008, management presented data to the committee that showed ranges in percentage terms of PCBOI used for variable compensation by a peer group that participates in the McLagan Partners Asset Management Pay & Business Benchmarking Study (the “McLagan Study”). The survey data is used by the committee as reference material to gain a general awareness of industry compensation levels relative to PCBOI. Although the committee seeks to maintain the company’s variable pay programs at competitive levels in the industry, it does not target a particular percentile of the peer group.

In January 2009, the committee approved a definitive company-wide award pool based on 2008 results, which funded 2008 annual cash bonuses and share awards. The 2008 award pool was smaller than the 2007 pool (with the decline reflective of the decline in operating income) and was within the cash bonus and share award target ranges established by the committee in March 2008 and near the median reflected in the McLagan Study. In approving the award pool, the committee noted the company’s lower operating results for 2008, in particular the following measures: net operating income for the year was $787.5 million, compared to $1,039.8 million in 2007; net operating margin decreased from 36.0% to 31.6%; assets under management (AUM) at December 31, 2008 were $357.2 billion, compared with $500.1 billion at the end of 2007. Further, the company’s diluted earnings per share were $1.21 for 2008, compared to $1.64 in 2007.

While each of these aspects of our financial performance was evaluated by the committee in making its compensation decisions, the committee did not attempt to rank or assign relative weight to any particular factor but rather applied its business judgment in considering them in their entirety. As discussed in detail below, the 2008 awards to our named executive officers generally decreased year-over-year in line with the decrease in the company-wide annual award pool.

Award Maximums for the Named Executive Officers

In designing and implementing our compensation programs, the committee considers the potential impact on the company of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to each of the corporation’s “covered employees” (generally, the chief executive officer and the next three most highly compensated executive officers as of the end of any fiscal year). However, compensation which qualifies as “performance-based” is excluded from the $1 million per executive officer limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the company’s shareholders. In May 2008, our shareholders approved the Invesco Ltd. Executive Incentive Bonus Plan. Our bonus plan provides for annual performance-based incentive awards to eligible employees which are intended to qualify for the performance-based exemption from the Section 162(m) limitation.

In March 2008, the committee met to review and approve individual performance-based award maximums for our executive officers, including our named executive officers. These are the maximums, on an annual basis, for cash bonuses and share awards, and are expressed as a percentage of PCBOI. For 2008, the individual award maximums ranged from 0.5% of PCBOI to 2.25% of PCBOI. Although the committee’s decisions are not dictated by a specific formula, the profitability of the firm, as reflected in PCBOI, is the determining performance-based measure in establishing award maximums for our executive officers. In January 2009, the committee engaged in a qualitative assessment of each executive officer’s performance and used its discretion to reduce the performance-based award maximums to the actual annual award amounts received by each executive officer.

The company expects that performance-based awards granted for 2008 in the form of annual cash bonuses and share awards to our executive officers should qualify for the performance-based compensation exception to Section 162(m). The committee believes, however, that shareholder interests are best served by preserving discretion and flexibility in crafting compensation programs, even though such programs may from time to time result in the payment of certain non-deductible compensation expenses. Therefore, while the committee does consider tax deductibility as a factor in determining compensation, the committee does not limit compensation to those levels or types of compensation that will be deductible if the committee believes that the compensation is commensurate with performance.

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Chief Executive Officer’s Compensation

Employment Agreement

The committee’s determination of Mr. Flanagan’s compensation takes into account the parameters established by his Amended and Restated Master Employment Agreement with the company. Under the agreement, Mr. Flanagan is employed as president and chief executive officer of the company for a four-year term commencing on August 1, 2005. At the end of the initial term, the employment agreement automatically extends for successive one-year periods unless either party gives 90 days’ prior written notice.

Mr. Flanagan’s employment agreement provides for an annual base salary of $790,000 per year and the opportunity to receive cash bonus awards of up to $4,750,000 per year and short and long-term share awards, based on the achievement of certain performance criteria to be mutually determined by the committee and Mr. Flanagan. In the first quarter of 2008, the committee and Mr. Flanagan reviewed the key elements of the company’s multi-year strategic plan described above in the section entitled “Our Compensation Philosophy.” The committee concluded that the company had made real progress in each of these areas and that they remained appropriate as ongoing company priorities. In light of this evaluation, the committee and Mr. Flanagan agreed that his performance criteria would include continued progress in executing the company’s multi-year strategic priorities and maintaining or improving the company’s financial performance relative to other firms in the financial services industry during the turbulent market environment already then evident. Mr. Flanagan and the committee agreed that the awards would not be formulaic but rather the committee would apply a qualitative assessment in considering the performance criteria.

The employment agreement further provides that Mr. Flanagan will be eligible to participate in incentive, savings and retirement plans, deferred compensation programs, benefit plans, practices, policies and programs, fringe benefits and perquisites, and paid vacation and reimbursement of business expenses, all as provided generally to other U.S.-based senior executives of the company. In addition, the employment agreement contains provisions regarding termination of employment that are described below in the narrative accompanying the Potential Payments Upon Termination or Change in Control for 2008 table.

Award Determinations

Every year, the committee reviews (i) the company’s performance (assessed as described above), (ii) compensation reports regarding the amounts paid to Mr. Flanagan in prior years as salary, bonus, and share awards (including a sensitivity analysis regarding Mr. Flanagan’s vested and unvested share awards and their associated vesting schedules), and (iii) analysis from our consultant, Johnson Associates, that includes market information. Based upon these reviews, the committee determines Mr. Flanagan’s variable compensation for the most recently completed fiscal year and reviews his salary for the current fiscal year. Consistent with its stated philosophy, the committee limits Mr. Flanagan’s base salary opportunity and structures the majority of his pay as variable compensation, through cash bonuses and share grants.

In January 2009, the committee met to review Mr. Flanagan’s salary and to determine his variable compensation for 2008. The committee again determined to hold Mr. Flanagan’s base salary at $790,000, unchanged since he joined the company in August 2005. The committee reviewed Mr. Flanagan’s performance based on the criteria that were established in the first quarter of 2008. The committee reviewed the following accomplishments related to the long-term strategic priorities of the company:

•

Achieving strong investment performance: Investment performance across the organization improved dramatically during a year of unprecedented market turmoil. In general, investment performance at year-end was as strong as it has been in a decade. Under Mr. Flanagan’s leadership, the company has enhanced its investment culture, strengthened investment management talent, streamlined investment capabilities and improved performance and risk measurement platforms.

•

Delivering the company’s investment capabilities anywhere in the world to meet client needs: During 2008, the company completed efforts to unify the company brand, strengthened its sales and service structures to better execute its U.S. retirement go-to-market-strategy, expanded the investment capabilities offered in China and broadened the availability of Invesco PowerShares’ exchange-traded funds in the U.K. and European markets.

•

Unlocking the power of our global operating platform: Under Mr. Flanagan’s leadership, the company has improved efficiency across the organization by further expanding our support centers in Canada and India and further improving our technology platform, which will help the firm better manage its business and operate more efficiently.

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•

Building a high-performance organization: During 2008, the company continued to make progress in providing the greatest share of incentive rewards to those individuals who made the greatest contributions to our success. This compensation approach further aligns the interests of our investment talent and other professionals with the interests of our shareholders.

The committee also took into account the following accomplishments relating to the financial performance of the company:

•	In late 2007, anticipating turmoil in the global markets during the year ahead, Mr. Flanagan and the senior leadership team adopted a cautious and disciplined approach to managing our business.

•

The cautious approach was justified, as global equity markets declined significantly throughout 2008, particularly in the fourth quarter. Our AUM for the year declined to $357.2 billion from $500.1 billion at the end of 2007. Approximately 91% of the decline was due to the movement of global markets and the strengthening U.S. dollar.

•	Although the decline in AUM put pressure on Invesco’s operating revenues, operating income and earnings per share, the company’s approach helped it maintain a net operating margin above 31%.

Notwithstanding the continued high regard the committee has for Mr. Flanagan and the management team’s contributions, it was appropriate to reflect in his compensation the decline in company financial results largely brought on by market forces. Therefore, the committee awarded Mr. Flanagan a cash bonus of $3,655,000 and share awards of $3,955,000. The share awards will vest ratably over four years from the date of the grant on February 27, 2009. The cash bonus and share awards reflect the committee’s favorable review of Mr. Flanagan’s continued leadership in achieving Invesco’s long-term strategic priorities during a challenging year for the investment management industry.

Since the share awards described above were not made during the year ended December 31, 2008, they are not included in the Summary Compensation Table for 2008 or the Grants of Plan-Based Share Awards for 2008 table below but will be included in these tables in the company’s proxy statement for the 2010 annual general meeting, in accordance with SEC rules.

Johnson Associates reviewed all of the components and amounts of compensation described above and advised the committee that, in its view, the above compensation was reasonable, consistent with market practices, appropriate for the performance of Invesco in 2008 relative to other firms in the industry, and aligned with company objectives.

Compensation of Other Executive Officers

Throughout 2008, Mr. Flanagan met in person with the non-executive directors (including the members of the committee) in executive session to discuss a variety of matters, including the development and performance of the other executive officers. In these sessions, Mr. Flanagan would highlight certain areas of focus he had identified for the other executive officers, many of which were designed to support the company’s long-term strategic priorities. These performance expectations for the other executive officers were derived from those for Mr. Flanagan after consideration of the area and scope of responsibility of each such other executive officer. The expectations were communicated to each executive officer at the beginning of the fiscal year and were adjusted and modified throughout the year in light of developments affecting the company.

During the January 2009 committee meeting, Mr. Flanagan met in executive session to discuss pay recommendations for the other executive officers. Mr. Flanagan provided the committee with compensation reports which summarized cash and equity paid to each other executive officer in prior periods and contained an analysis of the executive officer’s current unvested share awards and the associated vesting schedules.

2008 Awards

Mr. Flanagan presented a recommendation for base salaries and the amounts of cash bonuses and share awards for the other executive officers. The recommendations reflected the company’s overall performance for 2008, as described above, as well as a qualitative assessment of each executive officer’s performance during 2008. The qualitative assessment included such factors as the financial impact and scope of individual responsibilities, demonstration of a client-focused mindset, performance of the individual’s business area, performance as a manager, development of employees, and performance as a leader of change in his business area.

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Consistent with the principles outlined above, Mr. Flanagan recommended that no salary increase be given to the other executive officers. For cash bonuses and share awards, the recommendation for each other executive officer was a reduction in award value from the previous year. It was believed that the other executive officers’ pay should reflect the lower operating results of the company versus 2007. The degree to which the award value was reduced for each other executive officer varied based on the factors identified above.

The committee discussed the qualitative assessments, competitive compensation information, individual compensation reports and Mr. Flanagan’s compensation recommendations for each other executive officer. While each of these items was considered by the committee in making its compensation decisions, the committee did not attempt to rank or assign relative weight to any particular factor but rather applied its business judgment in considering them in their entirety. Based upon this review, the committee elected not to increase the base salaries of any of the executive officers. At the same time, the committee also approved cash bonuses and share awards that were granted on February 27, 2009 for the other executive officers. All of these annual awards (cash bonus plus share awards) were well below the maximums approved for each other executive officer (see “Award Maximums for the Named Executive Officers” above). The share awards for our named executive officers were in the following amounts:

Name and Principal Position	Cash Bonus ($)	Annual Share Awards ($)
Loren M. Starr Senior Managing Director and Chief Financial Officer	924,000	1,130,000
G. Mark Armour Senior Managing Director and Head of Worldwide Institutional	1,550,000	2,800,000
Andrew T.S. Lo Senior Managing Director and Head of Asia Pacific	1,200,000	1,360,000
Philip A. Taylor Senior Managing Director and Head of North American Retail	2,200,000	1,700,000
Robert J. Yerbury Senior Managing Director and Chief Investment Officer of Invesco Perpetual	2,309,726	1,350,000

Johnson Associates reviewed all of the components described above and advised the committee that the stated compensation was, in their view, reasonable, consistent with market practices, appropriate for the performance of Invesco in 2008, relative to other firms in the industry, and aligned with company objectives.

Compensation Paid to Named Executive Officers

The Summary Compensation Table for 2008 below reflects total compensation paid during 2008 to the named executive officers, who are Martin L. Flanagan (our principal executive officer), Loren M. Starr (our principal financial officer), the next three most highly compensated individuals who were serving as executive officers on December 31, 2008, together with Robert J. Yerbury, who was not serving as an executive officer on December 31, 2008, but who would have otherwise been among the top three most highly compensated executive officers.

For information on the role of each component of total compensation, see the description of the compensation component under the heading “Components of Executive Compensation and Their Purpose” above.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on

Form 10-K for the fiscal year ended December 31, 2008.

Respectfully Submitted by the Compensation Committee:

Sir John Banham (Chairman), Rex D. Adams, Ben F. Johnson, III, Denis Kessler and Edward P. Lawrence

__________________________________________

1. Ben F. Johnson, III was recently elected as a member of the Compensation Committee and was not a member of the committee during the period covered by this report.

Summary Compensation Table for 2008

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Share Awards ($) (3)	Option Awards ($) (4)	All Other Compensation ($) (5)	Total ($)
Martin L. Flanagan	2008	790,000	3,655,000	7,703,084	-	1,336,817	13,484,901
President and Chief Executive Officer	2007	790,000	4,750,000	10,231,973	-	1,054,870	16,826,843

Loren M. Starr	2008	450,000	924,000	986,620	-	161,311	2,521,931
Senior Managing Director and Chief Financial Officer	2007	450,000	1,200,000	1,376,004	-	117,951	3,143,955

G. Mark Armour (*) Senior Managing Director and Head of Worldwide Institutional	2008	400,000	1,550,000	785,903	-	114,346	2,850,249

Andrew T.S. Lo	2008	400,000	1,200,000	1,173,757	-	104,568	2,878,325
Senior Managing Director and Head of Asia Pacific	2007	400,000	1,400,000	1,433,731	46,315	17,919	3,297,965

Philip A. Taylor	2008	600,482	2,200,000	550,272	637,454	293,136	4,281,344
Senior Managing Director and Head of North American Retail	2007	645,496	2,709,631	1,008,225	92,629	72,363	4,528,344

Robert J. Yerbury (#)	2008	611,564	2,309,726	4,029,161	-	169,874	7,120,326
Senior Managing Director and Chief Investment Officer of Invesco Perpetual	2007	656,589	2,906,217	3,173,919	-	131,195	6,867,920

________

(*)	Mr. Armour was not a named executive officer in 2007 pursuant to SEC rules; therefore, compensation information for 2007 is not included in this year’s summary compensation table.
(#)	As of September 1, 2008, Mr. Yerbury was no longer deemed an “executive officer” of the company under SEC rules.
(1)

For each of the named executive officers, includes salary that was eligible for deferral, at the election of the named executive officer, under our 401(k) plan or similar plan in the named executive officer’s country.

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(2)	The indicated cash bonus amounts were paid in February 2009 but earned during 2008.
(3)

Reflects compensation expense recognized by the company for financial statement reporting purposes in fiscal year 2008, computed in accordance with Financial Accounting Standards Board Statement No. 123(R), “Share-Based Payment,” (“FASB Statement No. 123(R)”), with respect to the fair value of share awards granted in fiscal 2008, as well as compensation expense recognized for share awards granted in prior years that continue to be expensed under FASB Statement No. 123(R). The computation disregards the estimate of forfeitures related to service-based vesting conditions, as prescribed by SEC rules. Under FASB Statement No. 123(R), compensation expense is calculated using the closing price of the company’s common shares on the date of grant and spread over the vesting period of the share awards. The amounts in the table reflect the company’s accounting expense for the share awards, including the acceleration of expense for those who meet retirement eligibility requirements and the reversal of previously recognized expense related to performance-based share awards that were made in 2007. The reversal was made because the company does not expect that the performance measures will be achieved. The amounts disclosed do not reflect the value actually realized by the named executive officers. For additional information, please see Note 18 – “Share-Based Compensation” to the financial statements in our Annual Report on Form 10-K, filed with the SEC on February 27, 2009.

(4)

Reflects compensation expense recognized by the company in fiscal year 2008, computed in accordance with FASB Statement No. 123(R), with respect to the fair value of options granted in prior years that continue to be expensed under FASB Statement No. 123(R). The computation disregards any forfeitures related to service-based vesting conditions, as prescribed by SEC rules. Options represent the right to purchase common shares of our company at a specified price over a specified term (usually ten years) following the grant date. The amounts in the table reflect the company’s accounting expense in fiscal year 2008 for the options and do not reflect the value, if any, that ultimately may be realized by the named executive officers. For additional information on valuation assumptions relating to the options, see Note 19 – “Share-Based Compensation” to the financial statements in our 2007 Annual Report on Form 10-K.

(5)	The following table reflects the items that are included in the All Other Compensation column for 2008.

All Other Compensation Table for 2008

Name and Principal Position	Perquisites and Other Personal Benefits ($) (1)	Dividends Paid on Unvested Share Awards ($)(2)	Insurance Premiums ($)	Company Contributions to Retirement and 401(k) Plans ($)(3)	Parking ($)	Tax Consultation ($)(4)	Option Cost ($)(5)	Total ($)
Martin L. Flanagan	222,587	1,090,290	3,340	20,600	-	-	-	1,336,817
President and Chief Executive Officer
Loren M. Starr	-	137,705	3,006	20,600	-	-	-	161,311
Senior Managing Director and Chief Financial Officer
G. Mark Armour	-	94,544	4,777	11,400	-	3,625	-	114,346
Senior Managing Director and Head of Worldwide Institutional
Andrew T.S. Lo	-	54,469	-	50,099	-	-	-	104,568
Senior Managing Director and Head of Asia Pacific
Philip A. Taylor	-	110,603	4,611	12,705	3,026	-	162,190	293,136

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Senior Managing Director and Head of North American Retail
Robert J. Yerbury	-	81,620	2,636	85,619	-	-	-	169,874
Senior Managing Director and Chief Investment Officer of Invesco Perpetual

________

(1)

The company has agreements in place pursuant to which it pays certain hourly, monthly and annual fees for its use of a fractionally-owned airplane. The company also leases an airplane for which it pays direct operating expenses, a monthly lease payment, and a monthly management fee. The Perquisites and Other Personal Benefits column includes the aggregate incremental cost to the company for personal use of such aircraft based on the average variable costs of operating the airplanes. Variable costs include fuel, repairs, travel expenses for the flight crews, and other miscellaneous expenses. The total annual variable costs are divided by the total number of hours used on the airplane in 2008 to determine an average variable cost per hour. The average variable cost per hour is multiplied by the hours flown for personal use to derive the aggregate incremental cost to the company of such personal use. This methodology excludes fixed costs that do not change based on usage, such as salaries and benefits for the flight crews, maintenance, taxes, rent, depreciation, and insurance. For travel that combines business and personal legs, the company calculates the incremental mileage flown by comparing the mileage that would have been flown had the trip been entirely business against the actual mileage for the itinerary. The difference represents the incremental mileage flown that is attributable to personal travel.

(2)	Dividends and dividend equivalents are paid on unvested awards at the same rate as on our other shares.
(3)	Amounts of matching contributions contributed by the company to our retirement plans are calculated on the same basis for all plan participants, including the named executive officers.
(4)	Reflects the incurred cost to the company of providing financial and tax planning benefits.
(5)	Reflects the incurred cost to the company of paying the exercise price of a share option under the terms of the option agreement for the named executive officer.

Grants of Plan-Based Share Awards for 2008

The committee granted share awards to each of the named executive officers during 2008. Share awards are subject to time-based vesting according to the terms of the applicable award certificate. Share awards are subject to transfer restrictions and subject to forfeiture prior to vesting upon a recipient’s termination of employment for any reason other than death, disability, retirement or reduction in force. All share awards immediately become vested in the event of (i) a change in control of the company and (ii) the involuntary termination of employment without cause or voluntary termination of employment for good reason. The following table presents information concerning plan-based awards granted to each of the named executive officers during 2008:

Name	Grant Date	Vesting (1)	All Other Share Awards (#)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Share and Option Awards ($)(2)
Martin L. Flanagan	02/28/08	3- year ratable	55,534	27.01	1,499,973
		3- year cliff	120,325	27.01	3,249,978
Loren M. Starr	02/28/08	3- year ratable	22,213	27.01	599,973

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		3- year cliff	27,767	27.01	749,987
G. Mark Armour	02/28/08	3- year ratable	25,916	27.01	699,991
		3- year cliff	101,814	27.01	2,749,996
Andrew T. S. Lo	02/28/08	3- year ratable	25,916	27.01	699,991
		3- year cliff	37,023	27.01	999,991
Philip A. Taylor	02/28/08	3- year ratable	25,916	27.01	699,991
		3- year cliff	46,279	27.01	1,249,996
Robert J. Yerbury	02/28/08	3- year ratable	29,618	27.01	799,982
		3- year cliff	46,279	27.01	1,249,996

________

(1)

For each of the named executive officers, reflects time-based share awards granted on February 28, 2008. The 3-year ratable awards generally vest in three equal annual installments on each anniversary of the date of grant and the 3-year cliff awards generally vest three years after the date of grant.

(2)

The grant date fair value is the total amount that the company will recognize as expense under applicable accounting requirements. A portion of this amount, which represents the compensation expense recognized by the company for a particular fiscal year, will be included in our Summary Compensation Table each year. We calculated the grant date fair value by multiplying the number of shares granted by the closing price of our common shares on the day the award was granted.

Outstanding Share Awards at Fiscal Year-End for 2008

The following table provides information as of December 31, 2008 about the outstanding share awards held by our named executive officers:

			Option Awards				Share Awards
			Number of Securities Underlying Options (#)				Number of Shares or Units of Stock that have not vested (#)	Market Value of Shares or Units of Stock that have not vested ($)	Incentive Plan Share Awards that have not vested (#)	Incentive Plan Share Awards that have not vested ($)
Name		Date of Grant	Exercisable	Unexer- cisable	Option Exercise Price ($)(1)	Option Expiration Date
Martin L. Flanagan	(2)	08/31/05	-	-	-	-	-	-	1,250,000	18,050,000
	(3)	08/31/05	-	-	-	-	312,500	4,512,500	-	-
	(4)	02/28/07	-	-	-	-	-	-	105,949	1,529,904
	(5)	02/28/08	-	-	-	-	120,325	1,737,493	-	-
	(6)	02/28/08	-	-	-	-	55,534	801,882	-	-
Loren M. Starr	(7)	11/07/05	-	-	-	-	-	-	125,000	1,805,000
	(4)	02/28/07	-	-	-	-	-	-	42,379	611,953
	(8)	02/28/07	-	-	-	-	14,126	203,979	-	-
	(5)	02/28/08	-	-	-	-	27,767	400,955	-	-
	(6)	02/28/08	-	-	-	-	22,213	320,756	-	-
G. Mark Armour		09/03/02	30,980	-	12.16	09/02/12	-	-	-	-
		12/16/03	5,000	-	10.92	12/16/13	-	-	-	-
		12/31/04	10,000	-	9.32	12/30/14	-	-	-	-

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	(9)	12/22/05	-	-	-	-	-	-	1,616	23,335
	(10)	12/22/05	-	-	-	-	1,616	23,335	-	-
	(4)	02/28/07	-	-	-	-	-	-	42,379	611,953
	(8)	02/28/07	-	-	-	-	8,475	122,379	-	-
	(5)	02/28/08	-	-	-	-	101,814	1,470,194	-	-
	(6)	02/28/08	-	-	-	-	25,916	374,227	-	-
Andrew T. S. Lo		12/09/99	12,500	-	19.27	12/08/09	-	-	-	-
		12/01/00	21,250	-	32.12	11/30/10	-	-	-	-
		12/04/01	50,000	-	27.74	12/03/11	-	-	-	-
		12/04/01	25,000	-	27.74	12/03/11	-	-	-	-
		12/16/01	25,000	-	10.92	12/15/11	-	-	-	-
	(11)	12/31/02	-	-	-	-	166,667	2,406,671	-	-
		12/31/04	25,000	-	9.32	12/30/14	-	-	-	-
	(9)	12/22/05	-	-	-	-	-	-	29,096	420,146
	(4)	02/28/07	-	-	-	-	-	-	12,713	183,576
	(5)	02/28/08	-	-	-	-	37,023	534,612	-	-
	(6)	02/28/08	-	-	-	-	25,916	374,227	-	-
Philip A. Taylor		08/26/99	2,500	-	15.87	08/25/09	-	-	-	-
		12/09/99	12,500	-	19.27	12/08/09	-	-	-	-
		08/07/00	17,212	-	33.81	08/06/10	-	-	-	-
		12/01/00	12,500	-	32.12	11/30/10	-	-	-	-
		12/04/01	44,700	-	27.74	12/03/11	-	-	-	-
	(12)	12/31/02	-	166,667	0.73	03/04/09	-	-	-	-
	(13)	12/31/02	-	166,666	0.73	02/28/10	-	-	-	-
	(4)	02/28/07	-	-	-	-	-	-	84,759	1,223,920
	(8)	02/28/07	-	-	-	-	16,951	244,772	-	-
	(5)	02/28/08	-	-	-	-	46,279	668,269	-	-
	(6)	02/28/08	-	-	-	-	25,916	374,227	-	-
Robert J. Yerbury		03/12/99	34,399	-	39.89	03/11/09	-	-	-	-
		02/07/01	23,780	-	42.05	02/06/11	-	-	-	-
		12/04/01	12,500	-	27.74	12/03/11	-	-	-	-
	(14)	11/30/04	-	-	-	-	166,666	2,406,657	-	-
	(9)	12/22/05	-	-	-	-	-	-	32,329	466,831
	(15)	03/03/06	-	-	-	-	314,797	4,545,669	-	-
	(4)	02/28/07	-	-	-	-	-	-	31,784	458,961
	(8)	02/28/07	-	-	-	-	16,951	244,772	-	-
	(5)	02/28/08	-	-	-	-	46,279	668,269	-	-
	(6)	02/28/08	-	-	-	-	29,618	427,684	-	-

________

(1)	Share options were granted in Pounds Sterling (£) and in this table have been converted to U.S. dollars using the exchange rate of $1.46/£1 as of December 31, 2008.
(2)	Share award, having satisfied performance criteria for the applicable performance measurement period, vested on January 30, 2009.
(3)	Share award vests in equal annual installments on August 31, 2006, August 31, 2007, August 31, 2008 and August 31, 2009.
(4)

Share award, subject to satisfaction of performance criteria for the applicable performance measurement period, vests on the date that the 2009 earnings are released. The company does not expect that the performance measures for these awards will be met.

(5)	Share award vests on February 28, 2011.
(6)	Share award vests in equal annual installments on February 28, 2009, February 28, 2010 and February 28, 2011.
(7)	Share award, having satisfied performance criteria for the applicable performance measurement period, vested on January 30, 2009.
(8)	Share award vests in equal annual installments on February 28, 2008, February 28, 2009 and February 28, 2010.
(9)	Share award, having satisfied performance criteria for the performance measurement period, vested on January 30, 2009.
(10)	Share award vested on January 30, 2009.

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(11)	Share award vests in equal annual installments on December 31, 2007, December 31, 2008 and December 31, 2009.
(12)	Share option vests on February 3, 2009 and is exercisable for a 30-day period. Company reimburses the option holder for the exercise price.
(13)	Share option vests on February 28, 2010 and is exercisable for a 30-day period. Company reimburses the option holder for the exercise price.
(14)	Share award vests on November 30, 2009.
(15)	Share award, subject to satisfaction of performance criteria for the applicable performance measurement period, vests in equal annual installments on March 31, 2010 and March 31, 2011.

Option Exercises and Shares Vested for 2008

The following table provides information about share options exercised by the named executive officers during 2008 and share awards held by our named executive officers that vested in 2008:

Name	Option Awards		Share Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Martin L. Flanagan	-	-	312,500	8,009,375
Loren M. Starr	-	-	40,396	672,100
G. Mark Armour	-	-	4,328	114,468
Andrew T.S. Lo	12,500	135,069	166,667	2,406,671
Philip A. Taylor	216,667	4,910,954	56,928	878,539
Robert J. Yerbury	-	-	175,143	1,975,607

Potential Post-Employment Payments

The company may have certain obligations for payments upon termination of employment of a named executive officer. These payments will vary based on agreements in place and the reason for the termination.

Chief Executive Officer

Mr. Flanagan has an Amended and Restated Master Employment agreement with the company, which stipulates that in the event of his termination without “cause” or resignation for “good reason” he is entitled to receive the following payments and benefits (provided that he has not breached certain restrictive covenants):

•	his then-effective base salary through the date of termination,

•	a prorated portion of his annual cash bonus for the year of termination,

•	any accrued vacation,

•	any compensation previously deferred (unless a later payout date is stipulated in his deferral arrangements),

•	a cash severance payment equal to three times his base salary and maximum annual cash bonus,

•	immediate vesting and exercisability of all outstanding share-based awards,

•	continuation of medical benefits for him, his spouse and his covered dependents for a period of up to 36 months following termination, and

•	any other vested amounts or benefits under any other plan or program.

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“Good reason” is defined in the Amended and Restated Master Employment Agreement to include certain diminutions of position, authority, duties or responsibilities; certain reductions in compensation as the same may have been increased from time to time during the employment period; involuntary geographic relocation without Mr. Flanagan’s consent; any failure of the Board to renominate Mr. Flanagan for election to the Board during the employment period; and any failure of a successor entity to expressly assume the obligations of the company under the agreement. In the event that any payments under the agreement are subject to an excise tax under the U.S. Internal Revenue Code, the company will pay Mr. Flanagan a “gross-up” payment that will fully reimburse him for the amount of any associated tax liability.

Other Named Executive Officers

The other named executive officers are each parties to agreements that create salary continuation periods ranging from four to twelve months, but do not have any other employment agreements. Pay and benefits in the event of involuntary termination for the other named executive officers are covered by severance plans in place in the applicable country. The majority of the company’s obligations in the event of termination of employment are related to share awards that have been granted to the named executive officers.

Potential Payments Upon Termination or Change in Control for 2008

The following table summarizes the estimated payments to be made under each agreement, plan or arrangement which provides for payments to a named executive officer at, following or in connection with any termination of employment, including by retirement, disability or a change in control. However, in accordance with SEC regulations, we do not report any amount to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms or operation in favor of our named executive officers and which is available generally to all salaried employees.

Name	Benefit	Termination without Cause Following Change in Control (1) ($)	Termination Without Cause (1) ($)	Retirement (2) ($)	Death ($)	Disability ($)
Martin L. Flanagan	Benefits(3)	42,469	42,469	-	-	-
	Severance Payment(4)	16,620,000	16,620,000
	Bonus	4,750,000	4,750,000
	Share Awards(5)	26,631,779	26,631,779		26,631,779	26,631,779

Loren M. Starr (6)	Share Awards(5)	3,342,643	-	-	3,342,643	3,342,643

G. Mark Armour (6)	Share Awards(5)	2,625,423	-	-	2,625,423	2,625,423
	Share Options(7)	139,354	-	-	139,354	139,354

Andrew T.S. Lo (6)	Share Awards(5)	3,919,233	-	-	3,919,233	3,919,233
	Share Options(7)	215,928			215,928	215,928

Philip A. Taylor (6)	Share Awards(5)	2,511,188	-	-	2,511,188	2,511,188
	Share Options(7)	4,569,995			4,569,995	4,569,995

Robert J. Yerbury (6)	Share Awards(5)	9,218,843	-	1,340,725	9,218,843	9,218,843

________

(1)	Mr. Flanagan’s severance payment would also apply to resignation with “good reason” as described in his employment agreement referenced above.

(2)

Mr. Yerbury is the only named executive officers eligible for retirement as of December 31, 2008. The value of the share awards reported represents the value of share awards with time-based vesting only.

(3)

Represents cost to the company for reimbursement of medical benefits for Mr. Flanagan and his covered dependents for a period of 36 months following termination, including “gross-up” payments that reimburse Mr. Flanagan for the amount of any associated tax liability in respect of the Company’s payment of such medical benefits.

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(4)	Mr. Flanagan’s severance payment is equal to the sum of his base salary plus the maximum of his annual cash bonus multiplied by three.

(5)

In accordance with SEC regulations, this analysis assumes that the named executive officer’s date of termination is December 31, 2008, and the price per share of our common shares on the date of termination is $14.44.

(6)

Each of Messrs. Starr, Armour, Lo, Taylor and Yerbury is a party to an agreement that provides for a termination notice period of between four and twelve months. Following any notice of termination, the employee would continue to receive salary and benefits compensation, and the vesting periods with respect to any outstanding share awards would continue to run, in the normal course until the date of termination. In accordance with SEC rules, the information presented in this table assumes a termination date of December 31, 2008 and thus assumes that the notice had been given between four and twelve months (as applicable) prior to such date.

(7)

In accordance with SEC regulations, this analysis assumes that the named executive officer’s date of termination is December 31, 2008, and the price per share of our common shares on the date of termination is $14.44. The value reported represents the difference between $14.44 and the applicable stock option exercise price multiplied by the number of optioned shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2008, the following directors served as members of the Compensation Committee: Sir John Banham (Chairman) and Messrs. Rex D. Adams, Jerome P. Kenney, Denis Kessler and Edward P. Lawrence. Mr. Kenney resigned from the Board and each of its committees effective December 10, 2008. No member of the Compensation Committee was an officer or employee of the company or any of its subsidiaries during fiscal year 2008, and no member of the Compensation Committee was formerly an officer of the company or any of its subsidiaries or was a party to any disclosable related person transaction involving the company. During fiscal year 2008, none of the executive officers of the company has served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation Committee of the company.

* * *

REPORT OF THE AUDIT COMMITTEE

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Invesco Ltd. consists of J. Thomas Presby (Chairman) and Messrs. Ben F. Johnson, III, Denis Kessler and Edward P. Lawrence. Each of the members of the Audit Committee is independent as such term is defined under the New York Stock Exchange listing standards and applicable law. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the company’s financial reporting, auditing and internal control activities, including the integrity of the company’s financial statements, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the company’s internal audit function and independent auditor, and (iv)  the company’s compliance with legal and regulatory requirements. The Audit Committee’s function is more fully described in its written charter, which is available on the corporate governance section of the company’s Web site at www.invesco.com or in print free of charge to shareholders who request a copy from our Secretary at: company.secretary@invesco.com or by writing to Invesco Ltd., Attn: Office of the Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309.

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REVIEW OF THE COMPANY’S AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008

The Audit Committee has reviewed and discussed the audited financial statements of the company for the fiscal year ended December 31, 2008 with the company’s management. The Audit Committee has discussed with Ernst & Young LLP (“E&Y”), the company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee has also received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the audit committee concerning independence, and has discussed the independence of E&Y with that firm. Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the company’s audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Respectfully Submitted by the Audit Committee:

J. Thomas Presby (Chairman)

Ben F. Johnson, III (1)

Denis Kessler

Edward P. Lawrence

__________________

(1) Ben F. Johnson, III was recently elected as a member of the Audit Committee and was not a member of the committee during the period covered by this report.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board, with the approval of the shareholders, engaged E&Y to perform an annual audit of the company’s consolidated financial statements for fiscal year 2008. The following table sets forth the approximate aggregate fees billed or expected to be billed to the company by E&Y for fiscal years 2008 and 2007 for the audit of the company’s annual consolidated financial statements and for other services rendered by E&Y.

	Fiscal Year
	2008	2007
	($ in millions)
Audit Fees(1)	6.0	6.8
Audit-Related Fees(2)	1.6	1.5
Tax Fees(3)	0.6	0.2
All Other Fees(4)	-	0.2
TOTAL FEES	8.2	8.7

____________

(1)

The 2008 Audit Fees amount includes approximately $4.2 million (2007: $5.0 million) for audits of the company’s consolidated financial statements and $1.8 million (2007: $1.8 million) for statutory audits of subsidiaries. These amounts do not include fees paid to E&Y associated with audits conducted on certain of our affiliated mutual funds, unit trusts and partnerships.

(2)	Audit-Related Fees consist of attest services not required by statute or regulation and audits of employee benefit plans.

(3)	Tax Fees consist of compliance and advisory services.

(4)	All Other Fees consist principally of transaction-related services.

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PRE-APPROVAL PROCESS AND POLICY

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent auditors. The policy is designed to ensure that the auditor’s independence is not impaired. The policy sets forth the Audit Committee’s views on audit, audit-related, tax and other services. It provides that, before the company engages the independent auditor to render any service, the engagement must either be specifically approved by the Audit Committee or fall into one of the defined categories that have been pre-approved. The policy defines the services and the estimated range of fees for such services that the committee has pre-approved. The term of any such categorical approval is 12 months, unless the committee specifically provides otherwise, and the policy requires the related fee levels to be set annually. Where actual invoices in respect of any service are materially in excess of the estimated range, the committee must approve such excess amount prior to payment. The policy also prohibits the company from engaging the auditors to provide certain defined non-audit services that are prohibited under SEC rules. Under the policy, the Audit Committee may delegate pre-approval authority to one or more of its members, but may not delegate such authority to the company’s management. Under the policy, our management must inform the Audit Committee of each service performed by our independent auditor pursuant to the policy. Requests to the Audit Committee for separate approval must be submitted by both the independent auditor and our chief financial officer and the request must include a joint statement as to whether it is deemed consistent with the SEC’s and PCAOB’s rules on auditor independence.

All audit and non-audit services provided to the company and its subsidiaries by E&Y during fiscal year 2008 were either specifically approved or pre-approved under the policy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Share Repurchases.  Under a share repurchase program authorized by the Board, the company can repurchase its common shares from time to time on the open market and in private transactions in accordance with applicable securities laws. Pursuant to this repurchase program, the company repurchased its common shares from, among others, certain directors and executive officers since the beginning of 2008. These transactions included repurchases in connection with the payment of taxes on vesting of share awards. In order to pay taxes due in connection with the vesting of share awards, the company uses a net stock issuance method, equivalent to a stock repurchase program. The price per share paid by the company for repurchases is generally the closing price of the company’s common shares on the NYSE on the day immediately prior to the repurchase date. Since January 1, 2008, the company repurchased common shares from the persons listed for the aggregate consideration shown in the following table:

Name and Title	Number of Shares Repurchased (#)	Aggregate Consideration ($)
David Hartley	36,638	808,091
Chief Accounting Officer
Andrew Lo	172,500	4,815,600
Senior Managing Director
Colin D. Meadows	5,772	181,125
Senior Managing Director
Loren M. Starr	14,150	444,027
Senior Managing Director
James I. Robertson	250,000	7,837,500
Director and Senior Managing Director
Philip A. Taylor	225,143	5,931,846
Senior Managing Director

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RELATED PERSON TRANSACTION POLICY

The Board of Directors has adopted written Policies and Procedures with Respect to Related Person Transactions to address the review, approval, disapproval or ratification of related person transactions. “Related persons” include the company’s executive officers, directors, director nominees, holders of more than five percent (5%) of the company’s voting securities, immediate family members of the foregoing persons, and any entity in which any of the foregoing persons is employed, is a partner or is in a similar position, or in which such person has a 5% or greater ownership interest. A “related person transaction” means a transaction or series of transactions in which the company participates, the amount involved exceeds $120,000, and a related person has a direct or indirect interest (with certain exceptions permitted by SEC rules). Examples might include sales, purchases and transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished and borrowings and lendings, including guarantees.

Management is required to present for the approval or ratification of the Audit Committee all material information regarding an actual or potential related person transaction. The policy requires that, after reviewing such information, the disinterested members of the Audit Committee will approve or disapprove the transaction. Approval will be given only if the Audit Committee determines that such transaction is in, or not inconsistent with, the best interests of the company and its shareholders. The policy further requires that in the event management becomes aware of a related person transaction that has not been previously approved or ratified, it must be submitted to the Audit Committee promptly. The policy also permits the chairman of the Audit Committee to review and approve related person transactions in accordance with the terms of the policy between scheduled committee meetings. Any determination made pursuant to this delegated authority must be reported to the full Audit Committee at the next regularly-scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires officers, directors and persons who beneficially own more than 10% of the company’s common shares to file reports of ownership on Form 3 and reports of changes in ownership on Forms 4 or 5 with the SEC. The reporting officers, directors and 10% shareholders are also required by SEC rules to furnish the company with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports, the company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% shareholders were complied with during fiscal year 2008, except that, inadvertently, untimely filings were made by each of the following: David Hartley, with respect to a single transaction consisting of withholding of shares for payment of taxes upon the vesting of certain equity awards, Edward P. Lawrence, with respect to an open market sale of shares, and Philip A. Taylor, with respect to certain shares inadvertently omitted from his Form 3.

37

PROPOSAL NO. 2

APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GENERAL

The Audit Committee of the Board has proposed the appointment of Ernst & Young LLP as the independent registered public accounting firm to audit the company’s consolidated financial statements for the fiscal year ending December 31, 2009 and to audit the company’s internal control over financial reporting as of December 31, 2009. During and for the fiscal year ended December 31, 2008, Ernst & Young LLP audited and rendered opinions on the financial statements of the company and certain of its subsidiaries. Ernst & Young LLP also rendered an opinion on the company’s internal control over financial reporting as of December 31, 2008. In addition, Ernst & Young LLP provides the company with tax consulting and compliance services, accounting and financial reporting advice on transactions and regulatory filings and certain other services not prohibited by applicable auditor independence requirements. See “Fees Paid to Independent Registered Public Accounting Firm” above. Representatives of Ernst & Young LLP are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

As previously reported in the company’s Current Report on Form 8-K/A (Amendment No. 1), filed by the company with the SEC on April 4, 2008 (the “Form 8-K”), on January 17, 2008 the Audit Committee engaged Ernst & Young LLP, a Delaware limited liability partnership and member of the global Ernst & Young organization operating in the United States (“Ernst & Young LLP (US)”) as its independent registered public accounting firm for the fiscal year ended December 31, 2007. The consolidated financial statements of the company’s predecessor, Invesco PLC, for the fiscal years ended December 31, 2005 and 2006 were audited by Ernst & Young LLP, a limited liability partnership organized under the laws of England and Wales and member of the global Ernst & Young organization operating in the United Kingdom ("Ernst & Young LLP (UK)”). The independent registered public accounting firm changed from Ernst & Young LLP (UK) to Ernst & Young LLP (US) as a result of the move of our primary stock listing from the London Stock Exchange to the New York Stock Exchange and the December 4, 2007 redomicile from the United Kingdom to Bermuda. Ernst & Young LLP (UK) agreed with this change and resigned from its previous role effective January 17, 2008.

Ernst & Young LLP (UK)'s reports on the financial statements for the fiscal years ended December 31, 2005 and 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the same periods and subsequent interim periods, there were no disagreements between the company and Ernst & Young LLP (UK) on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP (UK), would have been referred to in their reports on the financial statements of the company for such periods. At the company’s request, Ernst & Young LLP (UK) furnished to the company a letter addressed to the SEC stating that it agreed with the above statements. A copy of that letter, dated February 29, 2008, was filed with the SEC as an exhibit to the Form 8-K.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009. The voting requirements for this proposal are described in the “Questions and Answers About Voting Your Common Shares” section above. If the appointment is not approved, the Audit Committee may reconsider the selection of Ernst & Young LLP as the company’s independent registered public accounting firm.

38

ADDITIONAL INFORMATION

Costs of Solicitation

The cost of solicitation of proxies will be paid by Invesco. In addition to the use of the mails, certain Directors, officers or employees of Invesco may solicit proxies by telephone or personal contact. Upon request, Invesco will reimburse brokers, dealers, banks and trustees or their nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Invesco common shares.

Presentation of Financial Statements

In accordance with Section 84 of the Companies Act 1981 of Bermuda, Invesco’s audited consolidated financial statements for the fiscal year ended December 31, 2008 will be presented at the Annual General Meeting. These statements have been approved by Invesco’s Board. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

Registered and Principal Executive Offices

The registered office of Invesco is located at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda. The principal executive offices of Invesco are located at Two Peachtree Pointe, 1555 Peachtree Street, N.E., Atlanta, Georgia 30309, and the telephone number there is +1-404-892-0896.

Shareholder Proposals for the 2010 Annual General Meeting

In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the proxy statement for next year’s annual general meeting of shareholders must be received by Invesco no later than 120 days before the anniversary of the date of this proxy statement (e.g. not later than December 2, 2009). Such proposals should be sent to our Secretary in writing to Invesco Ltd., Attn: Office of the Secretary, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Bye-Laws, and must be a proper subject for shareholder action under Bermuda law.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with U.S. federal proxy rules, Bermuda law, our Bye-Laws and other legal requirements, without seeking to have the proposal included in Invesco’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Bermuda law provides that only Invesco shareholders holding (individually or together) at least 5% of the total voting rights or constituting 100 or more registered Invesco shareholders together may require a proposal to be submitted to an annual general meeting. Under our Bye-Laws, notice of such a proposal must generally be provided to our Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting. The period under our Bye-Laws for receipt of such proposals for next year’s meeting is thus from January 21, 2010 to February 20, 2010. (However, if the date of the annual general meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by a shareholder of business or the nomination of directors for election or reelection to be brought before the annual general meeting to be timely must be so delivered (i) not earlier than the close of business on the 120th day prior to such annual general meeting and (ii) not later than the close of business on the later of (A) the 90th day prior to such annual general meeting and (B) the 10th day following the day on which public announcement of the date of such meeting is first made. )

Under Rule 14a-4 under the Exchange Act, proxies may be voted on matters properly brought before a meeting under these procedures in the discretion of the proxy holders, without additional proxy statement disclosure about the matter, unless Invesco is notified about the matter not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting and the proponents otherwise satisfy the requirements of Rule 14a-4. The period under our Bye-Laws for receipt of such proposals for next year’s meeting is from January 21, 2010 to February 20, 2010.

39

United States Securities and Exchange Commission Reports

A copy of the company’s Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2008 (the “Annual Report”), is being furnished concurrently herewith to all shareholders holding common shares as of the record date. Please read it carefully.

Shareholders may obtain a copy of the Annual Report, without charge, by visiting the company’s Web site at www.invesco.com or by submitting a request to our Secretary at: company.secretary@invesco.com or by writing Invesco Ltd., Attn: Office of the Secretary, Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, Georgia 30309. Upon request to our Secretary, the exhibits set forth on the exhibit index of the Form 10-K may be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

Communications with the Chairman and Non-Management Directors

Any interested party may communicate with the Chairman of our Board or to our non-executive directors as a group at the following addresses:

E-mail: company.secretary@invesco.com

Mail: Invesco Ltd.
Two Peachtree Pointe

1555 Peachtree Street

Atlanta, Georgia 30309

Attn: Office of the Secretary

Communications will be distributed to the Board, or to any of the Board’s committees or individual directors as appropriate, depending on the facts and circumstances of the communication. In that regard, the Invesco Board does not receive certain items which are unrelated to the duties and responsibilities of the Board.

In addition, the company has established separate procedures for its employees to submit concerns on an anonymous and confidential basis regarding questionable accounting, internal accounting controls or auditing matters and possible violations of the company’s Code of Conduct or law, which are available on the company’s Intranet.

Non-employees may submit any complaint regarding accounting, internal accounting controls or auditing matters directly to the Audit Committee of the Board of Directors by sending a written communication appropriately addressed to:

Audit Committee

Invesco Ltd.

Two Peachtree Pointe

1555 Peachtree Street

Atlanta, Georgia 30309

Attn: Office of the General Counsel

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of banks and brokers with account holders who are beneficial holders of the company’s common shares will be householding the company’s proxy materials or the Notice. Accordingly, a single copy of the proxy materials or Notice will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials or copies of the Notice, please notify your bank or broker, or contact our Secretary at: company.secretary@invesco.com, or by mail to Invesco Ltd., Attn: Office of the Secretary, Two Peachtree Pointe, 1555 Peachtree Street, Atlanta, Georgia 30309, or by telephone to 404-892-0896. The company undertakes, upon oral or written request to the address or telephone number above, to deliver promptly a separate copy of the company’s proxy materials or the Notice to a shareholder at a shared address to which a single copy of the applicable document was delivered. Shareholders who currently receive multiple copies of the proxy materials or the Notice at their address and would like to request householding of their communications should contact their bank or broker or the company’s Investor Relations Department at the contact address and telephone number provided above.

40

INVESCO LTD.

TWO PEACHTREE POINTE, 1555 PEACHTREE STREET N.E., ATLANTA, GEORGIA 30309

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on

Thursday, May 21, 2009

To view the Proxy Statement and Annual Report on Form 10-K on the Internet, have your 11-digit Control #(s) and visit: http://bnymellon.mobular.net/bnymellon/ivz

Dear Invesco Shareholder:

The 2009 Annual General Meeting of Shareholders of Invesco Ltd. (the “Company”) will be held in the Appalachians Room, 18th Floor, at Invesco’s Global Headquarters, located at Two Peachtree Pointe, 1555 Peachtree Street, N.E., Atlanta, Georgia 30309, on Thursday, May 21, 2009, at 1:00 p.m. (local time). The following proposals will be voted upon at the Annual General Meeting:

(1) to elect three (3) directors to serve until the 2012 Annual General Meeting;

(2) to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm; and

(3) to consider and act upon such other business that may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors recommends a vote “FOR” Items 1 and 2.

The record date for the Annual General Meeting is March 23, 2009. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Shareholders of record are cordially invited to attend the Annual General Meeting. Directions on how to attend the Annual General Meeting and vote in person can be found on our website at: www.invesco.com/invest.

You may vote your proxy when you view the materials on the Internet. You will be asked to enter your 11 digit control number.

41

ACCESSING YOUR PROXY MATERIALS ONLINE

The Proxy Materials for Invesco Ltd. are available to review at:

http://bnymellon.mobular.net/bnymellon/ivz

The following Proxy Materials are available for you to review online:

•	the Company’s 2009 Proxy Statement;

•	the Proxy Card;

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (which is not deemed to be part of the official proxy soliciting materials);

•	the Company’s Summarized Consolidated Financial Statements for the three years ending December 31, 2008; and

•	any amendments to the foregoing materials that are required to be furnished to shareholders.

Have this Notice available WHEN YOU WANT TO VIEW your Proxy Materials online or WHEN YOU WANT TO VOTE YOUR SHARES ELECTRONICALLY

or WHEN YOU WANT TO REQUEST A PAPER COPY of the Proxy Materials.

42

INVESCO LTD.

Annual General Meeting of Shareholders - May 21, 2009
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF INVESCO LTD.

The undersigned hereby appoints Rex D. Adams, Martin L. Flanagan, Loren M. Starr, Colin D. Meadows and Kevin M. Carome, and each of them, with power to act without the others and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the common shares of Invesco Ltd. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders, or at any adjournment or postponement thereof, of Invesco Ltd., to be held in the Appalachians Room, 18th Floor, at Invesco’s Global Headquarters located at Two Peachtree Pointe, 1555 Peachtree Street N.E., Atlanta, GA 30309, with all powers which the undersigned would possess if present at the meeting.

(Continued, and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

You can now access your BNY Mellon Shareowner Services account online.

Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Invesco Ltd., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Please mark your votes as indicated in this example	☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” ITEM 2.

ITEM 1	- Election of Directors Nominees: 01 Martin L. Flanagan	FOR ☐	AGAINST ☐	ABSTAIN ☐				FOR ☐	AGAINST ☐	ABSTAIN ☐
					ITEM 2 -	APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

		☐	☐	☐
02 Ben F. Johnson, III
☐
I PLAN TO ATTEND THE MEETING
		☐	☐	☐
03 J. Thomas Presby

					Mark Here for Address Change or Comments SEE REVERSE	☐

Signature				Signature			Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone are available for the return of proxies through 11:59 PM Eastern Time on May 20, 2009.

Return of your proxy by internet or telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.

INTERNET http://www.proxyvoting.com/ivz Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your shares by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders
The Proxy Statement and the 2008 Annual Report on Form 10-K are available at:
http://bnymellon.mobular.net/bnymellon/ivz